Filed Pursuant to Rule 424(b)(5) Registration No. 333-260480
PROSPECTUS SUPPLEMENT
(To prospectus dated October 25, 2021)

Vitru Limited
Subscription Rights to Purchase Up to 4,818,123 Common Shares at US$16.02 per Share

We are distributing at no charge to the holders of our common shares (the “Common Shares”) as of 5:00 p.m., Eastern Time, on October 21, 2022 (the “Record Date”), nontransferable subscription rights (the “Subscription Rights”) to purchase up to 4,818,123 Common Shares. One Subscription Right will be distributed for each six Common Shares owned on the Record Date. We refer to the offering that is the subject of this prospectus supplement as the “Rights Offering.”

Each Subscription Right will entitle the holder to purchase one Common Share at the Subscription Price of US$16.02 per whole Common Share (the “Subscription Price”). We will not issue fractional Subscription Rights in the Rights Offering and holders will only be entitled to be issued one Subscription Right for every six Common Shares owned on the Record Date, rounded down to the nearest whole number that a holder would otherwise be entitled to be issued. The Subscription Rights do not entitle holders to an oversubscription privilege.

We have agreed to sell, and Crescera Growth Capital Master V Fundo de Investimento em Participações Multiestratégia and Crescera Growth Capital V Coinvestimento III Fundo de Investimento em Participações Multiestratégia (collectively, “Crescera”), has agreed to purchase, 3,636,363 of our Common Shares in a private placement (the “Crescera Investment”), exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), at a price per Common Share equivalent to the Subscription Price offered to existing shareholders in this Rights Offering. The Crescera Investment is subject to customary closing conditions, as further discussed under “Questions and Answers About The Rights Offering—What conditions is the Crescera Investment subject to?”, “Questions and Answers About The Rights Offering—What amendments is the Company proposing to make to its Memorandum and Articles of Association?” and “Risk Factors―The investment by Crescera in our Common Shares is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common Shares may be adversely affected.”

Pursuant to the Investment Agreement entered into by the Company and Crescera in relation to the Crescera Investment, if any Subscription Rights issued to Minority Shareholders (defined below) remain unexercised after the expiration of the Rights Offering, Crescera has been granted the option, but not the obligation, to acquire from the Company a number of Common Shares, at the Subscription Price, all or a portion of the Common Shares that would have been issued pursuant to those Subscription Rights up to a maximum amount in U.S. dollars equivalent to R$100 million less the total amount subscribed in the Rights Offering by Minority Shareholders (the “Crescera Option”). For the purposes of the Crescera Option, “Minority Shareholders” means all of the holders of Common Shares on the Record Date other than (i) Vinci Capital Partners II J Beta Fundo de Investimento Em Participações Multiestratégia, Agresti Investments LLC, Botticelli Investments LLC, Caravaggio Investments LLC and Raffaello Investments LLC (collectively, “Vinci”), (ii) Mundi Holdings I, L.L.C. (“Carlyle”), (iii) Mundi Holdings II, L.L.C. (“SPX” and, together with Carlyle, “Carlyle SPX”), and (iv) NB Verrocchio LP (“Neuberger”).

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on November 17, 2022 (the “Expiration Date”), unless the Rights Offering is extended or terminated as described herein. You may not revoke the exercise of a Subscription Right after receipt of the payment of the Subscription Price as described in this prospectus supplement. Subscription Rights that are not exercised before the Expiration Date will expire and will have no value. There is no minimum number of Common Shares that we must sell in order to complete the Rights Offering.

Our Common Shares are traded on the Nasdaq Global Select Market under the symbol “VTRU.” On October 21, 2022, the closing price of our Common Shares as reported on the Nasdaq Global Select Market was US$20.53 per share. We urge you to obtain a current market price for the Common Shares before making any determination with respect to the exercise of your Subscription Rights.

The Rights Offering is being made directly by us. We are not using a dealer manager, underwriter or selling agent. We have engaged American Stock Transfer & Trust Company, LLC to serve as our subscription agent (the “Subscription Agent”) for the Rights Offering. The Subscription Agent will hold the funds we receive from holders who exercise Subscription Rights until we complete or cancel the Rights Offering.

An investment in our Common Shares involves a high degree of risk. You should carefully review and consider the information contained in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-18 of this prospectus supplement, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus supplement before exercising your Subscription Rights. See “Where You Can Find Additional Information” beginning on page S-58.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 24, 2022.

PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we file with the United States Securities and Exchange Commission, or the “SEC.” We, the Subscription Agent and the Information Agent have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We, the Subscription Agent and the Information Agent are not making an offer of Subscription Rights, Common Shares or any other securities in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf to subscribe for and purchase any of the Common Shares and may not

S-i

be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

For investors outside the United States: neither we nor the Subscription Agent or the Information Agent have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, this offering of our Common Shares and the distribution of this prospectus supplement outside the United States and in their jurisdiction.

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

S-ii

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and certain documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

You should carefully read the accompanying prospectus, this prospectus supplement, the documents incorporated by reference in the accompanying prospectus and in this prospectus supplement, and any free writing prospectus that we have filed with the SEC and authorized for use in connection with this Rights Offering, in their entirety before making an investment decision, together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Vitru” or the “Company,” “we,” “our,” “ours,” “us” or similar terms are to Vitru Limited, together with its subsidiaries. The common shares that may be offered using this prospectus supplement are referred to collectively as the “securities.”

The term “Brazil” refers to the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil. “Central Bank” refers to the Brazilian Central Bank (Banco Central do Brasil). References in the prospectus supplement to “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil, and references to “U.S. dollar,” “U.S. dollars” or “US$” are to U.S. dollars, the official currency of the United States.

S-iii

Forward-Looking and Cautionary Statements

The prospectus, the registration statement of which it forms a part, this prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “is designed to,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these words, among others.

Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement. These risks and uncertainties include factors relating to:

•	the impact of the 2019 novel coronavirus, or COVID-19, pandemic on general economic and business conditions in Brazil and globally and any restrictive measures imposed by governmental authorities in response to the pandemic;

•	the downgrading of Brazil’s investment ratings;

•	general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business, including the impact of the ongoing military conflict between Russia and Ukraine;

•	the political climate leading up to and following the eventual outcome of the 2022 presidential elections in Brazil;

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

•	our ability to implement our business strategy;

•	our ability to adapt to technological changes in the educational sector;

•	the availability of government authorizations on terms and conditions and within periods acceptable to us;

•	our ability to continue attracting and retaining new students;

•	our ability to maintain the academic quality of our programs;

•	our ability to maintain the relationships with our hub partners;

•	our ability to collect tuition fees;

•	our ability to grow our business;

•	the availability of qualified personnel and the ability to retain such personnel;

•	changes in the financial condition of the students enrolling in our schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our schools;

•	our capitalization and level of indebtedness;

•	changes in government regulations applicable to the education industry in Brazil;

S-iv

•	government interventions in education industry programs, that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to educational institutions;

•	a decline in the number of students enrolled in our programs or the amount of tuition we can charge;

•	our ability to compete and conduct our business in the future;

•	the success of operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and our competitors;

•	changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

•	changes in labor, distribution and other operating costs;

•	our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

•	our ability to realize the anticipated benefits of our business combination with CESUMAR – Centro de Ensino Superior de Maringá Ltda., or “UniCesumar”;

•	our ability to close, and the anticipated benefits of, the Crescera Investment;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Item 3. Key Information—D. Risk Factors” in our 2021 Annual Report and under “Risk Factors” in this prospectus supplement.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors,” in our most recent annual report on Form 20-F and our other periodic reports filed with the SEC and incorporated by reference herein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in the prospectus, the registration statement of which it forms a part, this prospectus supplement and the documents incorporated by reference into these documents.

S-v

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference herein or therein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the information, incorporated by reference or included elsewhere in this prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference herein or therein, before making an investment decision.

Company Overview

Our mission is to democratize access to education in Brazil through a digital ecosystem and empower every student to create their own success story.

We provide a complete pedagogical system focused on a hybrid digital education experience for undergraduates and continuing education students. We offer a differentiated digital education experience to our students through our innovative hybrid model, which emphasizes flexibility, affordability and a strong relationship with all stakeholders engaged in our platform. Our hybrid and technology-enabled content is delivered both digitally and through in-person weekly meetings led by highly-trained tutors throughout our extensive hub network. We believe that our unique tutor-centered learning experience sets us apart, creating a stronger sense of community and belonging while contributing to higher engagement and retention rates among our student base.

Our digital education centers, or “hubs,” are the core of our system, which offer in-person tutoring supported by virtual mentoring. We operate our hubs mainly through joint operations in a scalable partnership model based on symbiotic, financially aligned and self-reinforcing relationships with our hub partners, who manage day to day operations and financial planning. Approximately 93.3% of our hubs are managed by hub partners, and we have built and maintained strong relationships with more than 500 hub partners, who play a key role in our growth strategy.

We have one of the largest nationwide digital education footprints in Brazil, driven by an asset-light, highly scalable and profitable business model that is resilient through macroeconomic cycles. Our learning methodology and online educational platform enable us to deliver affordable content digitally and through hubs with in-person and virtual mentoring. Our hybrid platform and unique offerings lead to higher retention rates than our competitors and supports our growth strategy. We expect our system to include a lifelong postsecondary education journey with a growing offering of undergraduate and continuing education programs, in which we leverage students’ learning methods, performance and interests as data to drive tailored and engaging educational solutions.

We believe the features of our platform, together with proven academic outcomes, a differentiated student experience and the highest quality standards measured by the Institutional Concept score, or “CI score,” have significantly contributed to our growth, allowing us to quickly and efficiently consolidate our leadership position in digital education in Brazil.

To strengthen our presence in digital and high-quality education, we, through our wholly-owned subsidiary Vitru Brasil Empreendimentos, Participações e Comércio S.A., have completed the acquisition of the entirety of the issued share capital of UniCesumar on May 20, 2022, with a total enterprise value amounting to R$3.28 billion including net debt. We believe our business combination with UniCesumar will enable us to further consolidate our leadership position in the education sector in Brazil.

Business and Other Updates

Closing of UniCesumar Business Combination

On May 20, 2022, we closed our business combination with CESUMAR – Centro de Ensino Superior de Maringá Ltda, or UniCesumar, following the receipt of final antitrust approval on May 18, 2022. We refer to our business combination with UniCesumar as the UniCesumar Business Combination. The closing purchase price

(subject to certain post-closing adjustments) amounted to R$3.28 billion, payable as follows: (i) 65.9% in cash on the closing date; (ii) 25.9% in stock through the issuance of 7,182,385 new Common Shares (5,144,383 Common Shares issued and delivered on the closing date and 2,038,002 Common Shares to be withheld for a specified term as an indemnification guarantee), all of which are subject to a six-month lock-up period; and (iii) 16.0% in cash, to be paid 12 months after the closing date, as adjusted by the Brazilian Consumer Prices Index (Índice Nacional de Preços ao Consumidor Amplo) inflation rate beginning as from the closing date. Other related payments may include an earn-out payment of R$1.0 million per additional medical seat approved within 36 months after closing, a performance earn-out payment of up to R$50.0 million up to two years after the closing date, and a five-year non-compete agreement with the Matos family, the former shareholders of UniCesumar, for R$180.0 million. Integration of the activities and results of operations of UniCesumar began on the closing date.

Issuance of Debentures by Vitru Brazil

On May 25, 2022, our wholly-owned subsidiary, Vitru Brasil Empreendimentos, Participações e Comércio S.A., or Vitru Brazil, completed the issuance of two series (respectively, Series 1 and Series 2) of secured, non-convertible debentures, or the Debentures, in a restricted efforts placement directed solely at professional investors in Brazil pursuant to Rule No. 476 of the Brazilian Securities Commission (Instrução da Comissão de Valores Mobiliários). The aggregate principal amount of the Debentures is R$1,950.0 million. The Series 1 Debentures have a principal amount of R$500.0 million, mature on May 15, 2024, and accrue interest at an annual rate equal to the Brazilian daily interbank deposit rate (depósito interfinanceiro), or the DI rate, plus 2.60%. The Series 2 Debentures have a principal amount of R$1,450.0 million, mature on May 15, 2027 and accrue interest at an annual rate equal to the DI rate plus 2.75%. If we do not complete an equity offering of at least R$500.0 million within one year of the issuance of the Debentures, interest will thereafter accrue at an annual rate equal to the DI rate plus 2.90% and 3.20%, respectively. The proceeds from the Debentures were used to pay for part of the purchase price for the UniCesumar Business Combination. The Debentures are guaranteed by certain other of our subsidiaries, including Sociedade Educacional Leonardo da Vinci Ltda., Sociedade Educacional do Vale do Itapocu Ltda., Fac. Educacional Ltda., Fair Educacional Ltda. and, effective as of the closing of the business combination, UniCesumar. The Debentures are further secured by certain collateral in accordance with Brazilian law, including by the share capital of UniCesumar and certain UniCesumar receivables from the provision of educational services.

The indenture governing the Series 1 Debentures due 2024 requires our subsidiary Vitru Brazil to repay a portion of the aggregate amount due under the Series 1 Debentures equivalent to 75.0% of the amount raised in an equity offering by the Company. Accordingly, we intend to repay an amount of up to R$351.9 million due under the Series 1 Debentures, equivalent to 75.0% of the up to R$469.2 million expected gross proceeds of the Rights Offering and the Crescera Investment. See “Use of Proceeds.”

Appointment of New Directors and Officers

On May 25, 2022, we announced that Mr. Wilson de Matos Silva was appointed as a director and vice-chairman of our board of directors, Mr. Weslley Kendrick Silva was appointed as a director, and Mr. William Victor Kendrick de Matos Silva was appointed co-chief executive officer (serving alongside Mr. Pedro Jorge Guterres Quintans Graça). Mr. de Matos Silva is a founder and dean of UniCesumar. He was also a founder of the educational group Colégio Objetivo – Unidade Maringá. Prior to this, Mr. de Matos Silva was a University Professor at the state university of Universidade Estadual de Maringá-PR and at Universidade Paranaense. Mr. de Matos Silva has a bachelor’s degree in mathematics from Universidade Federal de Santa Catarina as well as a specialization in advanced calculus from Universidade Estadual de Londrina. Mr. Kendrick Silva is the Head of Institutional Relations at UniCesumar. Mr. Kendrick Silva has a law degree from UniCesumar, as well as a post-graduate degree in marketing. In addition, Mr. Kendrick Silva has a post-graduate degree in strategic management of third-party organizations from Faculdade Cidade Verde and a master’s degree in leadership from Southeastern University. Mr. Kendrick de Matos Silva is the Head of Distance Learning at UniCesumar. Mr. Kendrick de Matos Silva has a master’s degree in public policy management from Universidade do Vale do Itajaí and a bachelor’s degree in physiotherapy from Centro Universitário de Maringá.

On August 11, 2022, Mr. Tiago Stachon was appointed vice-president of marketing to replace Mr. Luiz Gonzaga Foureaux Neto, who tendered his resignation for personal reasons. Mr. Stachon will also continue to serve the Company as our vice-president of continuing education. Mr. Stachon has an extensive background in marketing and sales in the digital education segment, and is the former vice-president of marketing and sales of UniCesumar. Prior to joining UniCesumar, Mr. Stachon worked in advertising agencies for 20 years for local and international companies across different segments. He has a master's degree in international marketing from Universidad Nacional de la Plata, Argentina, and has won several awards, including the 2018 and 2022 Anthology CRM Awards and the Gran Premio of the International Media Association.

On August 26, 2022, Mr. Carlos Eduardo Martins e Silva, previously our director, was appointed as the new chairman of our board of directors, replacing Mr. Edson Peli, who would remain as our director. Mr. Martins is a partner, member of the executive committee and co-head of private equity at Vinci Partners. He has actively participated in the raising, investing, monitoring and divestment of three private equity funds that together invested a total of US$1.6 billion in over 30 companies. He has served on the boards of directors or fiscal councils of Cemar, Ceagro, Los Grobo, Burger King, Vitru, Uniasselvi, Domino’s, Grupo CURA and Vero. He has also held executive positions at portfolio companies of Vinci Partners, including serving as the chief financial officer Sollus and Los Grobo, and as the chief executive officer of Uniasselvi (on an interim basis) and Domino’s between 2018 and 2020. Before joining Vinci Partners, Mr. Martins e Silva was an equity research analyst at Credit Suisse where he participated in several initial public offerings between 2006 and 2007. Previously, he worked as an equity analyst at Banco Modal. He holds a bachelor’s degree in economics from the Federal University of Rio de Janeiro and from the Università degli Studi di Bologna.

Recent Developments

UniCesumar Recognition at the Blackboard Catalyst Awards

On July 18, 2022, we announced that UniCesumar had won the 2022 Blackboard Catalyst Award in the Community Engagement category, one of the biggest awards for educational innovation and excellence in the world. The award recognizes educational institutions at all levels that use Blackboard and/or Anthology customer relationship management solutions. To receive the award, a panel assesses a submitted project according to the quality and usability of the Anthology tool, the main impacts of the project on the community, and its relevance in the education business. UniCesumar was first in the Community Engagement category with the Science of Happiness (Ciência da Felicidade) undergraduate course.

Acquisition of Rede Enem

On September 2, 2022, we acquired Rede Enem, a platform that provides free educational content through blogs, preparatory courses and social media profiles. Rede Enem seeks to improve the performance of secondary education students, in particular public school students, in the Brazilian Secondary Education Examination (Exame Nacional do Ensino Médio), or the ENEM, and provides preparatory courses with free content for the Brazilian Certification of Skills for Young People and Adults Examination (Exame Nacional para Certificação de Competências de Jovens e Adultos). Rede Enem had over 24.2 million views on two of its main domains as of December 31, 2021, had the major share among platforms focused on the ENEM from June to August 2022, and is one of the five biggest preparatory courses channels for the ENEM in volume of users and views on YouTube as of September 23, 2022. The purchase price was R$3.0 million, of which R$1.5 million was paid in cash on the closing date and R$1.5 million of which may be paid as an earn-out payment within 24 months upon the fulfillment of certain obligations and results.

Crescera Investment

On September 27, 2022, we entered into an investment agreement with Crescera, pursuant to which Crescera agreed to subscribe for 3,636,363 new Common Shares (which, upon issuance, will amount to approximately 10.6% of our outstanding Common Shares) in a private placement exempt from registration under the Securities Act, for a total consideration of R$300 million, equivalent to approximately US$56 million based on exchange rates as of the date of the agreement and at a price per Common Share equivalent to the Subscription Price offered to existing shareholders in this Rights Offering.

The Crescera Investment is expected to close in the fourth quarter of 2022 concurrent with the Rights Offering, subject to customary closing conditions, as further discussed under “Questions and Answers About The Rights Offering—What conditions is the Crescera Investment subject to?”, “Questions and Answers About The Rights Offering—What amendments is the Company proposing to make to its Memorandum and Articles of Association?” and “Risk Factors―The investment by Crescera in our Common Shares is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common Shares may be adversely affected.” The Common Shares acquired by Crescera will be subject to a lock-up until November 20, 2023, subject to customary exceptions.

Pursuant to the Investment Agreement entered into by us and Crescera in relation to the Crescera Investment, Crescera has agreed that, during the period commencing on September 27, 2022 and ending on November 20, 2023, Crescera will not, subject to certain customary exceptions, sell, offer, transfer, assign, encumber, or otherwise dispose of, or enter into a transaction which would have the same effect, including any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any third party, directly or indirectly, in whole or in part, any ownership of, or interests in, our Common Shares acquired by Crescera. Furthermore, pursuant to the board appointment rights contemplated by the Investment Agreement with Crescera, if the amendments to our Amended and Restated Memorandum and Articles of Association are approved by the requisite majority of our shareholders, Crescera shall have the right to appoint up to two directors to our board of directors until our annual general meeting of shareholders in 2024, provided that Crescera does not transfer one or more of our Common Shares between November 20, 2023 and the 2024 annual general meeting. If Crescera so transfers any of our Common Shares during that period, its right to appoint two directors shall cease (but without prejudice to any other director appointment right it may have, see “Description of Common Shares―Appointment, Disqualification and Removal of Directors”).

Corporate Information

We are a Cayman Islands exempted company incorporated with limited liability. We were incorporated as Vitru Limited on March 5, 2020. Our principal executive offices are located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the state of Santa Catarina, 88032-005, Brazil. Our legal name is Vitru Limited and our commercial name is “Vitru” or “Uniasselvi.” Our telephone number at our principal executive offices is +55 (47) 3281-9500. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://investors.vitru.com.br. The information contained in, or accessible through, our website is not part of, and is not incorporated into this prospectus supplement or the registration statement of which it forms part.

Summary of the Rights Offering

The following summary describes the principal terms of the Rights Offering, but it is not intended to be a complete description of the Rights Offering. Please see the section entitled “The Rights Offering” for a more detailed description of the terms and conditions with respect to the distribution of Subscription Rights and the offering of our Common Shares.

Issuer	Vitru Limited.
Securities Offered	We are distributing to you, at no charge, one nontransferable Subscription Right to purchase one of our Common Shares, for every six Common Shares that you owned as of 5:00 p.m., Eastern Time, on October 21, 2022 either as a holder of record or, in the case of Common Shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such Common Shares. We will not issue fractional Subscription Rights or Common Shares in the Rights Offering and holders will only be issued a whole number of Subscription Rights and only be entitled to purchase a whole number of our Common Shares, in each case rounded down to the nearest whole number a holder would otherwise be issued or entitled to purchase.
The Common Shares sold in the Rights Offering will be issued only in book-entry form. The Subscription Rights will not be transferable and will not trade as a separate security on any trading market.
Crescera Investment	We have agreed to sell, and Crescera has agreed to purchase, 3,636,363 of our Common Shares in a private placement exempt from registration under the Securities Act at a price per Common Share equivalent to the Subscription Price offered to existing shareholders in this Rights Offering. See “―Recent Developments―Crescera Investment.”
Subscription Rights

Each Subscription Right will entitle the holder to purchase one of our Common Shares at US$16.02 per whole Common Share, the Subscription Price, which shall be paid in cash. After the Expiration Date, the Subscription Rights will expire and have no value.

The Subscription Rights do not entitle holders to an oversubscription privilege.

Subscription Price	The subscription price is US$16.02 per whole Common Share. Holders must fund their subscriptions pursuant to the Subscription Rights at the Subscription Price. To be effective, any payment related to the exercise of a Subscription Right must clear prior to the Expiration Date.
Record Date	5:00 p.m., Eastern Time, on October 21, 2022.
Distribution Date	October 24, 2022.
We are commencing distribution of the Subscription Rights on October 24, 2022. Depending on whether you receive materials related to your Common Shares electronically or by mail, you may not receive your Subscription Rights immediately on the Distribution Date. If you hold your Common Shares through a custodian bank, broker, dealer, or other nominee, the timing of your receipt of your Subscription Rights will be determined by the procedures applied by your custodian bank, broker, dealer, or other nominee holder.
Expiration Date	5:00 p.m., Eastern Time, on November 17, 2022 subject to extension or termination. If you do not exercise your Subscription Rights before the Expiration Date, your unexercised Subscription Rights will be null and void and will have no value. We will not be obligated to honor your exercise of Subscription Rights if the Subscription Agent receives the documents and payment of the Subscription Price relating to your exercise after the Rights Offering expires, regardless of when you transmitted the documents.
Subscription Period	The Subscription Period begins on the Distribution Date and ends at 5:00 p.m., Eastern Time, on the Expiration Date.
Amendment, Extension and Termination	We may extend the Expiration Date at any time after the Record Date. We may also amend or modify the terms of the Rights Offering at any time prior to the Expiration Date, including if we extend the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the Expiration Date for any reason. In the event the Rights Offering is terminated, then the Subscription Agent will return all subscription funds without interest or deduction to those persons who exercised their Subscription Rights.
No Fractional Shares	We will not issue fractional Common Shares in the Rights Offering and holders will only be entitled to purchase a whole number of Common Shares, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.
Non-Transferability of Rights	The Subscription Rights may not be sold, transferred or assigned and will not be listed for trading on the

Nasdaq Global Select Market or any other stock exchange or trading market.
Procedure for Exercising Rights	You may exercise your Subscription Rights by properly completing and executing your Rights Certificate and delivering it, together with the Subscription Price for each whole Common Share for which you subscribe under your Subscription Rights to the Subscription Agent before the Expiration Date. If you use mail, we recommend that you use overnight courier or registered mail, properly insured, with return receipt requested.
How Rights Holders Can Exercise Rights Through Others	If you hold our Common Shares through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.
No Revocation	Once you submit the Rights Certificate to exercise any Subscription Rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase our Common Shares in the Rights Offering at the Subscription Price.
Payment Adjustments	If you send a payment that is insufficient to purchase the number of Common Shares requested, or if the number of Common Shares requested is not specified in the Rights Certificate, the payment received will be applied to exercise your Subscription Rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your Subscription Rights, the Subscription Agent will return to you the excess funds without interest or a deduction therefrom.
No Recommendation to Rights Holders	Although some or all of our directors may invest their own money in the Rights Offering, our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. An investment in Common Shares must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section titled “Risk Factors” of this prospectus supplement.
Use of Proceeds

Although we cannot determine what the actual net proceeds from the sale of our Common Shares in the Rights Offering will be until the Rights Offering is completed, assuming all Subscription Rights are exercised (other than the Subscription Rights issued to Vinci, Carlyle, SPX and Neuberger, who have informed us that they will not exercise any of their Subscription Rights), we estimate that the aggregate net proceeds from the Rights Offering and the Crescera Investment, after deducting estimated offering expenses, will be approximately US$87.2 million.

We currently intend to use the net proceeds from the Rights Offering and the Crescera Investment to repay a portion of the aggregate principal amount outstanding under our Series 1 Debentures due 2024. In addition, we intend to use any remaining net proceeds from the Rights Offering and the Crescera Investment for general corporate purposes.

See “Use of Proceeds.”

Taxation	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of Subscription Rights to you with respect to your Common Shares should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. If you are a U.S. Person (as defined below), see “Taxation.” You should consult your tax advisor as to the particular consequences to you of the Rights Offering.
Delivery of Shares	If you purchase Common Shares through the Rights Offering, the Subscription Agent will arrange for the issuance of such shares as soon as practicable after the completion of the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (DTC) will credit your account with your nominee with the securities you purchased in the Rights Offering.
Listing of Common shares	Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “VTRU.” The Common Shares to be issued in connection with the Rights Offering will also be listed on the Nasdaq Global Select Market under the same symbol. The Subscription Rights will not be listed for trading on the Nasdaq Global Select Market or any other stock exchange or market.
Fees and Expenses	We are not charging any fee or sales commission to issue Subscription Rights to you or to sell our Common Shares to you if you exercise your Subscription Rights (other than the Subscription Price). If you exercise your Subscription Rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.
Subscription Agent	American Stock Transfer & Trust Company, LLC.
Information Agent

You should direct any questions or requests for assistance concerning the method of subscribing for our Common Shares or for additional copies of this prospectus supplement to the information agent, D. F. King & Co., Inc., either toll free at +1 866-796-1290, by email at vitru@dfking.com, or by mail at:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Risk Factors	Before investing in our Common Shares, you should carefully read and consider the information set forth in “Risk Factors” of this prospectus supplement and all other information appearing elsewhere and incorporated by reference in this prospectus supplement.

For additional information concerning the Rights Offering, see “The Rights Offering.”

The information set forth in this prospectus supplement is based on 28,908,741 Common Shares outstanding as of the Record Date and assumes that no options are exercised under our equity incentive plans or we otherwise issue additional Common Shares prior to consummation of the Rights Offering.

Questions and Answers About the Rights Offering

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and about our business, including potential risks related to the Rights Offering, our Common Shares, and our business.

Exercising the Subscription Rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section titled “Risk Factors” of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise your Subscription Rights.

Q:	What is the Rights Offering?

A:	We are distributing to you, at no charge, one nontransferable Subscription Right for every six Common Shares that you owned as of 5:00 p.m., Eastern Time, on October 21, 2022, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Each Subscription Right will entitle you to purchase one Common Share at the Subscription Price of US$16.02 per whole Common Share.

Q:	What is the proposed use of proceeds of the Rights Offering and the Crescera Investment?

A:	We currently intend to use the net proceeds from the Rights Offering and the Crescera Investment to repay a portion of the aggregate principal amount outstanding under our Series 1 Debentures due 2024. In addition, we intend to use any remaining net proceeds from the Rights Offering and the Crescera Investment for general corporate purposes. For a detailed discussion, see “Use of Proceeds.”

Q:	Will fractional subscription rights or Common Shares be issued?

A:	No. We will not issue fractional Subscription Rights or sell fractional Common Shares. Each Subscription Right represents the right to purchase one Common Share. You will be issued one Subscription Rights for each six Common Shares that you own on the Record Date. Holders of Common Shares will only be issued a whole number of Subscription Rights, rounded down to the nearest whole number. For example, if you owned 1,000 Common Shares on the Record Date, you would be granted 166 Subscription Rights (rounded down to the nearest whole share as described herein) to purchase an aggregate of 166 Common Shares at the Subscription Price per Common Share. Any excess amount paid for any fractional Common Shares will be returned to you as soon as practicable, in the form in which it was made. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Q:	How was the Subscription Price determined?

A:	The Subscription Price is equivalent to the price per Common Share to be sold to Crescera pursuant to the Crescera Investment, which was the result of commercial negotiations with Crescera to secure an investment in our Company. The Subscription Price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Common Shares to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of value of us or our Common Shares. The market price of our Common Shares may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our Common Shares before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.

Q:	What are the Subscription Rights?

A:	Each Subscription Right gives our shareholders the right to purchase one Common Share at US$16.02 per whole Common Share, which shall be payable in cash and subject to the limits described herein. We have granted to you, as a holder of record as of the Record Date, one Subscription Right for every six Common Shares you owned at that time. You may exercise all or a portion of your Subscription Rights or you may choose not to exercise any Subscription Rights at all.

Q:	Who will receive Subscription Rights?

A:	Holders of our Common Shares will receive one nontransferable Subscription Right for every six Common Shares owned as of 5:00 p.m., Eastern Time, on October 21, 2022.

Q:	How many Common Shares may I purchase if I exercise my Subscription Rights?

A:	Each Subscription Right evidences a right to purchase one Common Shares at the Subscription Price per Common Share. You may exercise any number (or all) of your Subscription Rights, but only for whole Common Shares as described herein.

Q:	Am I required to subscribe for Common Shares in the Rights Offering?

A:	No.

Q:	What happens if I choose not to exercise my Subscription Rights?

A:	If you choose not to exercise your Subscription Rights, you will retain your current number of Common Shares. If other shareholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, or Crescera exercises its Crescera Option, the percentage of our Common Shares owned by these other shareholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.

Q:	Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?

A:	No. You may exercise any number of your Subscription Rights, or you may choose not to exercise any Subscription Rights. If you do not exercise any Subscription Rights, the number of Common Shares you own will not change; however, you will own a smaller proportional interest in us than if you had timely exercised all or a portion of your Subscription Rights. If you choose not to exercise your Subscription Rights or you exercise fewer than all of your Subscription Rights and other shareholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, or Crescera exercises its Crescera Option, the percentage of our Common Shares owned by these other shareholders will increase relative to your ownership percentage and your voting and other rights in us will likewise be diluted.

Q:	If I am a holder of share options, may I participate in the Rights Offering?

A:	No. Holders of outstanding share options on the Record Date will not be entitled to participate in the Rights Offering, except to the extent they hold Common Shares as of the Record Date.

Q:	Will the share options of our employees, officers and directors automatically convert into Common Shares in connection with the Rights Offering?

A:	No. Share options will not automatically convert into Common Shares. Holders of our share options, will not receive Subscription Rights in the Rights Offering in connection with such share options, but will receive Subscription Rights in connection with any Common Shares held as of the Record Date.

Q:	How soon must I act to exercise my Subscription Rights?

A:	If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment (and your payment must clear) prior to the expiration of the Rights Offering, which is 5:00 p.m., Eastern Time, on November 17, 2022. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on November 17, 2022 by which you must provide it with your instructions to exercise your Subscription Rights and payment for your Common Shares. Our board of directors may, in its discretion, extend the Rights Offering one or more times. Our board of directors may cancel or amend the Rights Offering at any time. In the event that the Rights Offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Q:	Does Vitru need to achieve a minimum participation level in order to complete the Rights Offering?

A:	No. We may choose to consummate, amend, extend or terminate the Rights Offering regardless of the number of Common Shares actually subscribed for by shareholders.

Q:	Can Vitru terminate the Rights Offering?

A:	Yes. Our board of directors may decide to terminate the Rights Offering at any time prior to the closing of the Rights Offering, for any reason. If we cancel the Rights Offering, any money received from subscribing shareholders will be refunded as soon as practicable, without interest or a deduction on any payments. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Q:	May I transfer my Subscription Rights if I do not want to purchase any Common Shares?

A:	No. Should you choose not to exercise your Subscription Rights, you may not sell, give away or otherwise transfer your Subscription Rights. However, Subscription Rights will be transferable as required by operation of law, for example, upon the death of the recipient.

Q:	When will the Rights Offering expire?

A:	The Subscription Rights will expire and will have no value, if not exercised before 5:00 p.m., Eastern Time, on November 17, 2022, unless we decide to extend the Rights Offering Expiration Date until some later time or terminate the Rights Offering earlier. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.” The Subscription Agent must actually receive all required documents and payments in cash, as provide herein, before the Expiration Date. There is no maximum duration for the Rights Offering.

Q:	Is there a guaranteed delivery period?

A:	No. There is no guaranteed delivery period in connection with the Rights Offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on November 17, 2022, unless we decide to extend the Rights Offering Expiration Date until some later time or terminate the Rights Offering earlier.

Q:	How do I exercise my Subscription Rights if I own Common Shares in certificate form?

A:	You may exercise your Subscription Rights by properly completing and executing your Rights Certificate and delivering it, together in full with the Subscription Price for each whole Common Share you subscribe for, to the Subscription Agent before the Expiration Date. If you use mail, we recommend that you use overnight courier or registered mail, properly insured, with return receipt requested.

If you send a payment that is insufficient to purchase the number of Common Shares you requested, or if the number of Common Shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Common Shares in the Rights Offering and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest, following the expiration of the Rights Offering.

Q:	What form of payment is required to purchase Common Shares?

A:	As described in the instructions accompanying the Rights Certificate, you must timely pay the full Subscription Price per whole Common Share for the full number of Common Shares you wish to acquire under your Subscription Rights by delivering to American Stock Transfer & Trust Company, LLC, the Subscription Agent for the Rights Offering, a wire transfer of immediately available funds or a certified check drawn against a U.S. bank. Please note that we will not accept payment by means of uncertified personal check, bank draft or cashier’s check.

Q:	What should I do if I want to participate in the Rights Offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?

A:	If you hold our Common Shares through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owner Election Form” substantially in the form accompanying this prospectus supplement. You should receive this form from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

Q:	Will I be charged a sales commission or a fee if I exercise my Subscription Rights?

A:	We will not charge a brokerage commission or a fee to rights holders for exercising their Subscription Rights. However, if you exercise your Subscription Rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Q:	Has the board of directors made a recommendation regarding the Rights Offering?

A:	Neither the Company, nor our board of directors, is making any recommendation as to whether or not you should exercise your Subscription Rights. You are urged to make your decision based on your own assessment of the Rights Offering, after considering all of the information herein, including the “Risk Factors” section, and of your best interests.

Q:	Have any directors, officers, and/or shareholders agreed to exercise their Subscription Rights?

A:	All holders of our Common Shares as of the Record Date will receive, at no charge, nontransferable Subscription Rights to purchase Common Shares as described in this prospectus supplement. To the extent that our directors and officers held Common Shares as of the Record Date, they will receive Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

Vinci, Carlyle, SPX and Neuberger have informed us that they do not intend to exercise their Subscription Rights.

Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Crescera has a Crescera Option to acquire such Common Shares that would have been issued of those Subscription Rights were exercised, subject to a maximum cap of US$19,421,246.84 (being the equivalent of R$100 million) less the amount of all Subscription Rights exercised.

Q:	May shareholders in all jurisdictions participate in the Rights Offering?

A:	Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws. Furthermore, we reserve the right in some jurisdictions to require shareholders, if they wish to participate, to state and agree upon exercise of their respective Subscription Rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired.

Q:	Are there risks in exercising my Subscription Rights?

A:	The exercise of your Subscription Rights involves significant risks. Exercising your Subscription Rights means buying our Common Shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors.”

Q:	How many Common Shares will be outstanding after the Rights Offering?

A:	The number of Common Shares that will be outstanding after the Rights Offering will depend on the number of Common Shares that are purchased in the Rights Offering. Assuming no additional Common Shares are issued by us prior to consummation of the Rights Offering and assuming all offered Common Shares are sold in the

Rights Offering, we will issue at most 4,818,123 Common Shares. In that case, we will have approximately 33,726,864 Common Shares outstanding after the Rights Offering and in the case that the investment in our Common Shares by Crescera pursuant to the Crescera Investment closes, we will have approximately 37,363,227 Common Shares outstanding. This would represent an increase of approximately 29.25% in the number of outstanding Common Shares, respectively.

The issuance of Common Shares in the Rights Offering will dilute, and thereby reduce, your proportionate ownership in our Common Shares, unless you fully exercise your Subscription Rights. In addition, the issuance of our Common Shares at a Subscription Price that is less than the market price as of the Record Date for the Rights Offering will likely reduce the price per Common Shares held by you prior to the Rights Offering.

Q:	What will be the proceeds of the Rights Offering?

A:	If all Subscription Rights are exercised, we will receive gross proceeds of up to approximately R$469.2 million before expenses, as provided herein. We are offering Common Shares in the Rights Offering with no minimum purchase requirement. As a result, there is no assurance we will be able to sell all or any of the Common Shares being offered, and it is not likely that all of our shareholders will participate in the Rights Offering.

Q:	After I exercise my Subscription Rights, can I change my mind and cancel my purchase?

A:	No. Once you exercise and send in your Rights Certificate and subscription payment, as provided herein, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about the Company that you consider to be unfavorable, including if the market price for our Common Shares falls below the Subscription Price. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Common Shares at the Subscription Price per whole Common Share. See “The Rights Offering—No Revocation or Change.”

Q:	What are the material U.S. Federal income tax consequences of exercising my Subscription Rights?

A:	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s Common Shares should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. If you are a U.S. Person, see “Taxation.” You should consult your tax advisor as to the particular consequences to you of the Rights Offering.

Q:	If the Rights Offering is not completed, for any reason, will my subscription payment be refunded to me?

A:	Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until the Rights Offering is completed. If the Rights Offering is not completed, for any reason, any money received from subscribing shareholders will be refunded in the form which it was paid as soon as practicable, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the Subscription Agent will return payments through the record holder of your shares.

Q:	Will I receive interest on any funds I deposit with the Subscription Agent?

A:	No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Q:	If I exercise my Subscription Rights, when will I receive my Common Shares that I purchased in the Rights Offering?

A:	The Subscription Agent will arrange for the issuance of purchased shares as soon as practicable after the completion of the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (DTC) will credit your account with your nominee with the securities you purchased in the Rights Offering. We will not be able to calculate the number of shares to be issued to each exercising holder until after the completion of the Rights Offering.

Q:	When can I sell the Common Shares I receive in the Rights Offering?

A:	If you exercise your Subscription Rights and receive our Common Shares, you will be able to resell the Common Shares once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

Q:	To whom should I send my forms and payment?

A:	If your shares are held in the name of a custodian bank, broker, dealer or other nominee, the nominee will notify you of the Rights Offering and provide you with the Rights Offering materials, including a form entitled “Beneficial Owners Election Form.” You should send the Beneficial Owner Election Form and payment, as provided therein, to the nominee, at the deadline that your nominee sets which may be earlier than the expiration of the Rights Offering. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

If your shares are held in your name such that you are the record holder, then you should send your subscription documents, Rights Certificate and subscription payment, as provided herein, by first class mail or courier service to American Stock Transfer & Trust Company, LLC, the Subscription Agent. The address for delivery to the subscription agent by mail, hand or overnight courier is as follows:

American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department

Fax: 718-765-8758

Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery. You, or, if applicable, your nominee, are solely responsible for ensuring the Subscription Agent receives your subscription documents, Rights Certificate, and subscription payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering period.

Q:	Who is Crescera and what are investment is it making into the Company?

A:	On September 27, 2022, we agreed to sell, and Crescera agreed to purchase, 3,636,363 of our Common Shares in a private placement exempt from registration under the Securities Act at a price per Common Share equivalent to the Subscription Price offered to existing shareholders in this Rights Offering. The Crescera Investment is subject to customary closing conditions, as further discussed under “Prospectus Summary―Recent Developments―Crescera Investment,” “—What conditions is the Crescera Investment subject to?”, “Questions and Answers About The Rights Offering—What amendments is the Company proposing to make to its Memorandum and Articles of Association?” and “Risk Factors―The investment by Crescera in our Common Shares is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common Shares may be adversely affected.”

Q:	What conditions is the Crescera Investment subject to?

A:	The Crescera Investment is subject to customary closing conditions, some of which are outside of our control, including among others:

(i)	The receipt of regulatory clearance in Brazil by the Brazilian antitrust authority, Conselho Administrativo de Defesa Econômica, or “CADE”. Brazilian legislation provides that investments in educational institutions must be approved by CADE prior to the closing of the transaction if the following threshold is met: one of the companies or group of companies involved has gross annual revenues in Brazil of at least R$750.0 million in the year immediately prior to the investment and any other party has gross income of at least R$75.0 million in that same period. As part of this process, CADE must assess the competitive impacts of the specific transaction in markets where the companies and their economic groups are active. As such, the Crescera Investment is subject to approval by CADE. There is a risk that CADE may not approve the Crescera Investment or may condition approval of the Crescera Investment on the disposal by Crescera of some of its operations or impose restrictions on its operations and commercialization.

(ii)	The absence of prohibitions or enjoinments by any court of competent jurisdiction.

(iii)	The execution of a voting and support agreement, or the Voting and Support Agreement, by and among the Company, Vinci, Carlyle, SPX and Neuberger, pursuant to which the parties thereto will agree to certain undertakings in order to (a) approve the necessary amendments to the Company’s Memorandum and Articles of Association to contemplate certain rights for Crescera as further described below, and (b) enter into an amended and restated registration rights agreement in respect of the Company as further described below, or the Amended and Restated Registration Rights Agreement.

(iv)	The approval by the Company’s shareholders of amendments to the Company’s Memorandum and Articles of Association to increase the size of the Company’s board of directors to 11 members and to give effect to certain other rights granted to Crescera as further described under “—What amendments is the Company proposing to make to its Memorandum and Articles of Association?” For the purposes of this approval, the Company expects to call and hold an extraordinary general meeting of shareholders prior to the expected closing date of the Crescera Investment.

(v)	The execution of an Amended and Restated Registration Rights Agreement between the Company, Vinci, Carlyle, SPX, Neuberger and Crescera, pursuant to which Crescera shall become a party to the existing registration rights agreement, or the Original Registration Rights Agreement, and be entitled to certain rights similar to the rights granted to Vinci and Carlyle SPX under the Original Registration Rights Agreement.

(vi)	The execution of amendments to the “Quota Purchase Agreement” dated August 23, 2021, among VITRU Brasil Empreendimentos, Participações e Comércio S.A., CESUMAR - Centro de Ensino Superior de Maringá Ltda., the Company and certain individuals, in order to provide that these individuals become subject to a lock-up of the Common Shares issued to them pursuant to the Quota Purchase Agreement until November 20, 2023.

See “Prospectus Summary―Recent Developments―Crescera Investment,” and “Risk Factors―The investment by Crescera in our Common Shares is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common Shares may be adversely affected.”

Q:	What amendments is the Company proposing to make to its Memorandum and Articles of Association?

A:	As part of the consideration for the Crescera Investment, the Company has agreed to seek to amend and restate its Memorandum and Articles of Association currently in effect, such amendment and restatement to become effective become effective upon the closing of the Crescera Investment, in order to give Crescera certain rights, which are substantially similar to the rights granted to Vinci, Carlyle and SPX. The Company, Vinci, Carlyle, SPX and Neuberger have entered into the Voting and Support Agreement, pursuant to which Vinci, Carlyle, SPX and Neuberger have agreed to vote their Common Shares in favor of the proposal. Specifically, it is proposed that our Memorandum and Articles of Association be amended and restated to:

(i)	increase the size of the board of directors of the Company to 11 members of the board of directors from the current nine;

(ii)	for so long as it holds not less than 15 per cent of the voting shares in issue, Crescera shall be entitled to appoint up to two persons to act as directors, and for so long as it holds not less than 5 per cent and not more than 15 per cent of the voting shares in issue, Crescera shall be entitled to appoint one person to act as a director. Crescera shall be entitled to remove any of the directors so appointed. In addition, notwithstanding the above director appointment rights, for so long as Crescera holds not less than 5 per cent of the voting shares in issue and does not transfer any of its Common Shares between November 20, 2023 and the date of the annual shareholder meeting of the Company to be held in 2024 (which shareholder meeting shall not be held earlier than May 1, 2024), it shall be entitled to appoint two persons to act as directors. Such additional right will automatically cease to apply after the annual shareholder meeting of the Company to be held in 2024;

(iii)	the quorum necessary for a meeting of the board of directors would, in addition to the existing requirements described under “Description of Share Capital—Appointment, Disqualification and Removal of Directors—Proceedings of the Board of Directors,” require the presence of a director appointed by Crescera; and

(iv)	Crescera would be subject to the provisions described under “Description of Share Capital—Business Opportunities” to the same extent as Carlyle SPX, Vinci and Neuberger.

See “Description of Share Capital―Proposed Amendments to Our Memorandum and Articles of Association,” and “Risk Factors―The investment by Crescera in our Common Shares is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common Shares may be adversely affected.”

Q:	What is the Crescera Option?

A:	Pursuant to the Crescera Investment, if any Subscription Rights issued to Minority Shareholders remain unexercised after the expiration of the Rights Offering, Crescera has been granted the option, but not the obligation, to acquire from the Company a number of Common Shares, at the Subscription Price, all or a portion of the Common Shares that would have been issued pursuant to those Subscription Rights up to a maximum amount in U.S. dollars equivalent to R$100 million less the total amount subscribed in the Rights Offering by Minority Shareholders.

Q:	What if I have other questions?

A:	If you have other questions about the Rights Offering, please contact our information agent, D. F. King & Co., Inc., either toll free at +1 866-796-1290, by e-mail at vitru@dfking.com, or by mail at:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Risk Factors

Investing in the securities offered using this prospectus supplement and the accompanying prospectus involves risk. Before you decide to invest in our securities, you should carefully consider the following risks and the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our 2021 Annual Report, which is incorporated herein by reference, as well as the risks that are described in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus supplement and the accompanying prospectus could decline, in which case you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement and the accompanying prospectus by reference.

Risks Relating to the UniCesumar Business Combination

We may not realize the benefits anticipated from the UniCesumar Business Combination, which could adversely affect the price of our Common Shares.

The UniCesumar Business Combination is our first acquisition to date. The anticipated benefits from the UniCesumar Business Combination are, necessarily, based on projections and assumptions of expert advisors hired by us about the combined businesses of Vitru and UniCesumar, which may not materialize as expected or which may prove to be inaccurate. Our ability to achieve the anticipated benefits will depend on our ability to successfully and efficiently integrate the business and operations of UniCesumar with our business and achieve the expected synergies. We may face significant challenges with successfully integrating and recognizing the anticipated benefits of the UniCesumar Business Combination once completed, including the following:

•	potential disruption of, or reduced growth in, our historical core businesses, due to diversion of management attention and uncertainty with UniCesumar’s current customer and supplier relationships;

•	coordinating and integrating research and development teams across technologies and products to enhance product development while reducing costs;

•	consolidating and integrating corporate, information technology, finance and administrative infrastructures, and integrating and harmonizing business and other back-office systems, which may be more difficult than anticipated;

•	coordinating sales and marketing efforts to effectively position our capabilities and the direction of product development;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining UniCesumar’s business with our business;

•	limitations prior to the completion of the UniCesumar Business Combination on the ability of management of Vitru and of UniCesumar to effectively plan for the integration of the two companies;

•	the increased scale and complexity of our operations resulting from the UniCesumar Business Combination;

•	retaining key employees, suppliers and other partners of UniCesumar;

•	obligations that we will have to counterparties of UniCesumar that arise as a result of the change in control of UniCesumar;

•	difficulties in anticipating and responding to actions that may be taken by competitors in response to the transaction; and

•	the assumption of and exposure to unknown or contingent liabilities of UniCesumar.

If we do not successfully manage these issues and the other challenges inherent in integrating an acquired business of the scale of UniCesumar, then we may not achieve the anticipated benefits of the UniCesumar Business

Combination, we could incur unanticipated expenses and charges and our operating results and the value of our Common Shares could be materially and adversely affected.

Uncertainty about the UniCesumar Business Combination may adversely affect our relationships with customers, suppliers and employees, which could negatively affect our business.

The UniCesumar Business Combination may cause uncertainties in our relationships with our customers, suppliers and employees, which could impair our ability to conduct our business. Furthermore, uncertainties about the UniCesumar Business Combination may cause our current and prospective employees to experience uncertainty about their future with us. These uncertainties may impair our ability to retain, recruit or motivate key employees, which could affect our business.

The UniCesumar Business Combination may result in significant charges or other liabilities that could adversely affect the financial results of the combined company.

The financial results of the combined company, following the UniCesumar Business Combination, may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with our integration of the business and operations of UniCesumar. Furthermore, as a result of the transaction, we will record a significant amount of goodwill and other intangible assets on our consolidated financial statements, which could be subject to impairment based upon future adverse changes in our business or prospects, including our inability to recognize the benefits anticipated by the transaction.

The use of cash and short-term investments and the incurrence of significant indebtedness in connection with the financing of the UniCesumar Business Combination may have an adverse impact on our liquidity, limit our flexibility in responding to other business opportunities and increase our vulnerability to adverse economic and industry conditions.

We have funded the UniCesumar Business Combination using our cash and cash equivalents, short-term investments and new indebtedness consisting of the Debentures. As of December 31, 2021, we had indebtedness of R$311.3 million, cash and cash equivalents of R$75.6 million and short-term investments of R$253.0 million. As of June 30, 2022, we had indebtedness of R$3,120.0 million, cash and cash equivalents of R$113.1 million and short-term investments of R$147.7 million. The increase in our indebtedness and decrease in our cash and cash equivalents and short-term investments is due to our funding of the UniCesumar Business Combination. The use of cash on hand, short-term investments and indebtedness to finance the UniCesumar Business Combination has reduced our liquidity, increased our exposure to interest rate risk and limited our capacity to pursue other potential strategic plans.

We and UniCesumar have incurred and expect to incur significant transaction-related costs in connection with the UniCesumar Business Combination.

We and UniCesumar have incurred and expect to incur a number of non-recurring direct and indirect costs associated with the UniCesumar Business Combination. These costs and expenses include fees paid to financial, legal, accounting and other advisors, severance and other potential employment-related costs, including payments to certain executives, filing fees, printing expenses and other related charges. There are also processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the UniCesumar Business Combination and the integration of the two companies’ businesses. Factors beyond our control or that of UniCesumar with respect to the UniCesumar Business Combination could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the UniCesumar Business Combination that neither we nor UniCesumar may not recover. These costs and expenses could reduce the realization of efficiencies and benefits we expect to achieve from the UniCesumar Business Combination.

Since the consummation of the UniCesumar Business Combination, we are exposed to risks affecting UniCesumar.

Following the UniCesumar Business Combination, we are the sole shareholders of UniCesumar. Accordingly, our business, results of operations and financial condition in future periods will be affected by any risks to which UniCesumar is exposed. Important factors that could cause UniCesumar’s actual results of operations and financial condition to materially differ from those indicated in the forward-looking statements include, among others, the following:

•	health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic and measures taken in response;

•	the passing of any municipal, state or federal laws or regulations and the outcome of legal proceedings requiring the mandatory discount of tuition fees during the COVID-19 pandemic;

•	UniCesumar’s ability to implement its business strategy;

•	changes in government regulations and legislation applicable to the education industry in Brazil, both in the traditional and distance learning segments, including tax regulations and/or legislation;

•	government interventions, including changes in, or termination of, education industry programs such as the Higher Education Student Financing Fund (Fundo de Financiamento ao Estudante do Ensino Superior), or FIES, and/or the University for All Program (Programa Universidade para Todos), or PROUNI, both in the traditional and distance learning segments, that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to educational institutions;

•	changes in the financial condition of the students enrolling in UniCesumar’s institutions in general and in the competitive conditions in the education industry, both in the traditional and distance learning segments, or changes in the financial condition of UniCesumar’s institutions;

•	UniCesumar’s ability to adapt to technological changes in the educational sector, including in relation to distance learning programs;

•	the availability of government authorizations on terms and conditions and within periods acceptable to us;

•	UniCesumar’s ability to continue attracting and retaining new students;

•	UniCesumar’s ability to maintain the academic quality of its programs;

•	UniCesumar’s ability to compete and conduct its business in the future;

•	the success of operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and UniCesumar’s competitors;

•	changes in consumer demands and preferences and technological advances, and UniCesumar’s ability to innovate to respond to such changes;

•	the availability of qualified personnel and the ability to retain such personnel;

•	UniCesumar’s capitalization and level of indebtedness;

•	a decline in the number of students enrolled in UniCesumar’s programs or the amount of tuition UniCesumar can charge;

•	changes in labor, distribution and other operating costs;

•	UniCesumar’s compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

•	UniCesumar may not be in compliance with applicable labor and tax laws, which may result in significant contingencies;

•	general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on UniCesumar’s business;

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

•	UniCesumar's ability to protect its intellectual property;

•	other factors that may affect UniCesumar’s financial condition, liquidity and results of operations; and

•	the effectiveness of UniCesumar’s risk management policies and procedures, including its internal control over financial reporting.

Since the completion of the UniCesumar Business Combination, we may have increased exposures.

Although we and UniCesumar hope that the combined operations of the business will result in synergies, the integration of two large companies faces significant challenges and adds additional potential exposure to adverse effects arising from courts decisions, changes in tax laws or regulations.

In addition, the integration of business could increase the number of audits and notices of infractions since the completion of the UniCesumar Business Combination as any tax investigations, rulings or decisions affecting any of Vitru or any of its subsidiaries would also affect UniCesumar as one of our subsidiaries.

In particular, we and UniCesumar conduct our businesses in Brazil in a similar way, therefore, since the completion of the UniCesumar Business Combination, any such changes would have a material effect on our combined business as they would affect us and our subsidiaries, including UniCesumar.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only and may not be indicative of our consolidated financial condition or results of operations after giving effect to the UniCesumar Business Combination.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates, and may not be indicative of our consolidated financial condition or results of operations after giving effect to the UniCesumar Business Combination. See the accompanying notes to the unaudited pro forma financial information included in the Financial and Other Information Form 6-Ks incorporated by reference in this prospectus supplement. Our actual financial condition and results of operations after giving effect to the UniCesumar Business Combination may not be consistent with, or evident from, our unaudited pro forma financial information. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations after giving effect to the UniCesumar Business Combination.

Risks Relating to Our Business and Industry

Our operating history as a consolidated company, our recent acquisition of UniCesumar and the comparability of our results may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects.

We completed the UniCesumar Business Combination on May 20, 2022. As the UniCesumar Business Combination was completed very recently, it may be difficult for you to evaluate our business, financial condition, results of operations and prospects. Because the historical information included in our financial statements may not be representative of our results as a consolidated company, investors may have limited financial information on which to evaluate us, their investment decision and our prior performance. Our results of operations for the six month period ended June 30, 2022 are not directly comparable to our results of operations for the six month period ended June 30, 2021 due to the effects of the UniCesumar Business Combination. Our ability to forecast our future operating results, including revenue, cash flows and profitability, as well as the operational inefficiencies that we may face as we continue to integrate UniCesumar, is limited and subject to a number of uncertainties. Moreover, past performance is no assurance of future returns.

We may require additional funds to continue our expansion strategy. If we are unable to obtain adequate financing on favorable terms to complete any potential acquisition or other significant transaction and implement our expansion plans, our growth strategy may be materially and adversely affected.

We may face significant challenges in the process of integrating the operations of UniCesumar or any other acquired companies with our existing business, such as the inability to manage a greater number of geographically dispersed employees and create and implement efficient uniform controls, procedures and policies, in addition to the incurrence of high or unexpected integration costs. As of the date hereof, we are in the process of integrating the operations of UniCesumar with our existing business. The anticipated benefits of the UniCesumar Business Combination and of any acquisitions we may pursue will not be achieved unless we successfully and efficiently integrate the relevant acquired companies into our operations and effectively manage, market and apply our business strategy to them. We may also be unable to integrate faculty and personnel with different professional experiences and from different corporate cultures, and our relationship with current and new employees, including tutors and professors, may be impaired. In addition, we may face challenges in entering into successful collective bargaining arrangements with unions due to differences in the negotiation procedures followed in the different geographic regions of the acquired companies. If we are not able to manage our expanded operations and these integrations effectively, our business could be materially adversely affected.

Some of the properties in which we operate are owned by companies controlled by certain of the former shareholders of UniCesumar (including our current Co-CEO and two Vitru directors). We may therefore be exposed to conflicts of interest, since the administration of such properties may conflict with our interests, those of such shareholders and those of our other shareholders.

Some of the properties in which we operate, including properties where some of our campuses are located, are owned and operated, directly or indirectly, by certain of the former shareholders of UniCesumar (including our current Co-CEO and two Vitru directors). Specifically, on May 20, 2022, Unicesumar entered into lease agreement with Soedmar Sociedade Educacional de Maringá Ltda. (“Soedmar”) pursuant to which Soedmar agreed to lease to UniCesumar certain property at Campus Maringá located in the state of Paraná; Campus Ponta Grossa, located in the state of Paraná; Campus Londrina, located in the state of Paraná; Campus Curitiba, in the state of Paraná; and Terreno Londrina.

The lease agreement is for an initial term of 20 years, subject to certain provisions set out in the lease agreement. The monthly rent payable by us under the lease agreement for all the properties is approximately R$1.8 million.

The interests of those shareholders in the administration of such property may conflict with our interests and those of our other shareholders.

Our international operations expose us to political and economic risks in other countries.

As a result of the completion of the acquisition of UniCesumar, we have added several international hubs to our portfolio, including in Japan, Switzerland, the United Arab Emirates and the United Kingdom. These international activities expose us to risks not faced by companies that operate solely in Brazil. Risks associated with our international operations include: (i) foreign exchange controls; (ii) changes in the political or economic conditions in a specific country or region; (iii) potentially negative consequences resulting from changes to regulatory requirements; (iv) difficulties and costs associated with our compliance with different laws, treaties and complex international regulations; (v) tax rates that may exceed those applicable in Brazil or gains that may be subject to withholding regimes and an increase in repatriation taxes; (vi) the imposition of trade barriers; and (vii) limitations on the repatriation of undistributed profits. The realization of any of these risks may materially adversely affect our business, results of operations or financial condition.

Changes to the rules or delays or suspension of tuition payments made through government programs, such as FIES and PROMUBE may adversely affect UniCesumar’s, and as a result, our business, financial condition and results of operations.

We completed the UniCesumar Business Combination on May 20, 2022. UniCesumar benefits from certain governmental programs to fund students’ education the discontinuation of which could adversely affect us.

Some of UniCesumar’s students finance their tuition fees through the Higher Education Student Financing Fund (Fundo de Financiamento ao Estudante do Ensino Superior, or FIES) created by the Brazilian federal government, and operated through the National Fund for Educational Development (Fundo Nacional de Desenvolvimento da Educação, or FNDE), which offers financing to low-income students enrolled in undergraduate programs in private higher education institutions. Recent changes to the rules to renew FIES contracts, as well as the substantial downsizing of the system to enter into new student financing agreements, may negatively affect the number of students enrolled in our courses, causing a reduction in our revenues.

Furthermore, as a result of UniCesumar’s participation in the Municipal Scholarship Program (Programa Municipal de Bolsas de Estudo, or PROMUBE), it benefited from tax exemptions until April 2021. PROMUBE’s purpose is to provide full and partial scholarships in undergraduate courses and sequential courses (cursos sequenciais) in private educational institutions located in Maringá, in the State of Paraná, to students who meet certain socio-economic criteria and that have lived in Maringá for at least two years. It has been suspended since April 2021, pending an update to the legislation and regulations of the program. If PROMUBE is not reinstated, UniCesumar may experience a decline in its revenues and a decline in the number of students at its campuses.

Should (i) the operators of these government programs terminate or reduce the transfer of monthly payments to our institutions that participate in those programs, (ii) the students benefiting from these government programs fail to meet the requirements for enrollment in the programs, or (iii) the operators of these government programs extend the term to make reimbursements under the programs or adversely change their rules, our and UniCesumar’s results of operations and cash flow may be materially adversely affected. No assurance can be given that UniCesumar will benefit from these or any other government programs going forward.

As a result of the UniCesumar Business Combination, and any other acquisitions or business combinations we may seek to undertake in the future, additional material weakness in our internal control over financial reporting may be identified, and if we fail to establish and maintain proper and effective internal controls over financial reporting, our results of operations and our ability to operate our business may be harmed.

In connection with the audit of our consolidated financial statements, we and our independent registered public accounting firm may identify material weaknesses, which are deficiencies, or combinations of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Our management has assessed the effectiveness of our internal control over financial reporting and we identified material weaknesses in our internal control over financial reporting as of December 31, 2021. For more information on these material weaknesses, see “Item 3. Key information―D. Risk Factors―Risks Relating to Our Business and Industry―Material weaknesses in our internal control over financial reporting have been identified, and if we fail to establish and maintain proper and effective internal controls over financial reporting, our results of operations and our ability to operate our business may be harmed” in our 2021 Annual Report.

As the UniCesumar Business Combination was only completed on May 20, 2022, management’s assessment of and conclusion on the effectiveness of internal controls over financial reporting did not include the internal controls of UniCesumar, which are included in our interim condensed consolidated financial statements as at and for the six months ending June 30, 2022 and 2021 and will be included in our financial statements going forward. UniCesumar accounted for 9.3% of the Company’s total assets as of June 30, 2022 and 20.2% of the Company’s total revenues on a pro forma basis for the six months ended June 30, 2022.

Prior to the UniCesumar Business Combination, UniCesumar was a privately-held company and had limited accounting personnel and other resources to address internal control over financial reporting. As a result of the UniCesumar Business Combination, UniCesumar, including its internal controls and accounting processes, must be integrated into our Company. Our management has not yet completed an assessment of the effectiveness of our internal control over financial reporting including UniCesumar and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting including UniCesumar. As a result of such assessment, we may identify further material weaknesses in our internal controls over financial reporting.

We are subject to the Sarbanes-Oxley Act, which requires, among other things, that we establish and maintain effective internal controls over financial reporting and disclosure controls and procedures. Testing of our internal controls may reveal deficiencies that are deemed to be material weaknesses or significant deficiencies and render our internal controls over financial reporting ineffective. We expect to incur significant accounting and auditing expenses and to spend significant management time in complying with these requirements. If we are not able to comply with these requirements in a timely manner, or if we or our management identifies material weaknesses or significant deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our common shares may decline and we may be subject to investigations or sanctions by the SEC, the Financial Industry Regulatory Authority, Inc., or FINRA, or other regulatory authorities.

Our independent registered public accounting firm has not performed an evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness or significant deficiency in our internal control over financial reporting, as our independent registered public accounting firm will be required to do once we cease to be an emerging growth company. Had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control weaknesses may have been identified.

Climate change can create transition risks, physical risks and other risks that could adversely affect us.

Climate risk is as a transversal risk that can be an aggravating factor for the types of traditional risks that we manage in the ordinary course of business, including without limitation the risks described in this “Risk Factors” section and under “Item 3. Key Information—D. Risk Factors” in our 2021 Annual Report. We consider that there are two primary sources of climate change related financial risks: physical and transition.

Physical risks resulting from climate change can be event-driven (acute) or long-term shifts (chronic, such as changes in precipitation patterns or temperatures). Acute physical risks include increased severity of extreme weather events, such as drought, hurricanes, or floods which may, for example, prevent us or our hubs partners from operating our hubs normally.

Transition risks refer to actions brought on to address mitigation and adaptation requirements related to climate change, and they can fall into various categories such as market, technology, and policy changes. In particular, policy actions (including those that attempt to constrain actions that contribute to the adverse effects of climate change and those that seek to promote adaptation to climate change), could result an increase in the regulatory environmental requirements to which we are subject , as detailed under “Item 3. Key Information—D. Risk Factors—We are subject to environmental laws and regulations, which may become more stringent in the future and increase our obligations and capital investments with respect to their compliance” in our 2021 Annual Report. These requirements may also increase going forward as a result of the increasing importance of environmental matters. This and other changes in regulations in Brazil may expose us to increased compliance costs, limit our ability to pursue certain business opportunities and provide certain products and services, each of which could adversely affect our business, financial condition and results of operations.

We may not be able to identify and acquire new acquisition targets or meet our strategic and financial goals in connection with any business acquisition we seek, and difficulties in effectively integrating and managing a growing number of acquisitions may adversely affect our strategic objectives.

We expect to continue to acquire digital education institutions, education companies or other targets active in this field, such as UniCesumar, as part of our strategy to expand our operations, including through acquisitions that may be material in size and/or of strategic relevance. We cannot assure you that we will continue to be able to identify targets responsive to these criteria that provide suitable acquisition opportunities, or to acquire such targets on favorable terms or at all.

In addition, our previous and any future acquisitions (including that of UniCesumar) involve a number of risks and challenges that may have a material adverse effect on our business and results, including the following:

•	the acquisition may not contribute to our commercial strategy or the image of our institution;

•	a future acquisition may be subject to approval by Brazil’s Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica) or other regulatory authorities, which may deny the necessary approvals for, or impose conditions or restrictions on, the acquisition;

•	we may face contingent and/or successor liabilities (either currently known or unknown to us) in connection with, among other things, (i) judicial and/or administrative proceedings of the acquired institutions, including but not limited to, regulatory, tax, labor, social security, environmental and intellectual property proceedings, and (ii) financial, reputational and technical issues, including with respect to accounting practices, financial statement disclosures and internal controls, as well as other regulatory matters, all of which may not be sufficiently indemnifiable under the relevant acquisition agreement;

•	the acquisition process may require additional funds and/or may be time-consuming, and the attention of our management may be diverted from their day-to-day responsibilities and our operations;

•	our investments in acquisitions may not generate the expected returns, and we may mismanage administrative and financial resources as part of the integration process;

•	the business model of the institutions we acquire may differ from ours, and we may be unable to adapt them to our business model or do so efficiently;

•	we may not be able to integrate efficiently and successfully the operations of the institutions we acquire, including their personnel, financial systems, distribution or operating procedures;

•	certain acquisitions may impact our financial reporting obligations and the preparation of our consolidated financial statements, resulting in delays to such preparation;

•	the acquisitions may generate goodwill, the impairment of which will result in the reduction of our net income and dividends, and our financial statements may be affected as a result of the application of our accounting policies to the results of our acquisitions;

•	the transfer of management of the target institution resulting from a change of control or corporate restructuring must be notified to the Brazilian Ministry of Education (Ministério da Educação), or “MEC”, within 60 days from the consummation of the acquisition, and MEC may impose additional restrictions on its reaccreditation; and

•	we may be unable to provide the acquired company with the necessary resources to support its operations and if, by the time of the reaccreditation of the acquired company with the MEC, the MEC finds that we have failed to meet any applicable reaccreditation requirements, it may impose additional restrictions or conditions on the reaccreditation of the acquired company.

Risks Relating to the Markets in Which We Operate

Economic, health, political and environmental crises or any other type of crises capable of impacting the Brazilian economy may affect the purchasing power of the population, which may result in a decrease in the number of our students and/or an increase in payment delinquency.

Economic, health, political and environmental crises or any other type of crises capable of impacting the Brazilian economy may affect the purchasing power of the population, which, may result in a decrease in the number of services we sell, as well as in an increase in payment delinquency or default by our students, or an increase in the proportion of students canceling their course registration.

The market value of securities of Brazilian issuers is affected to varying degrees by economic and market conditions in other countries, including developed countries such as the United States and certain European and emerging market countries. Investors’ reactions to developments in these countries may adversely affect the market value of securities of Brazilian issuers, including our common shares. Trading prices on the B3, for example, have been historically affected by fluctuation in interest rates applicable in the United States and variation in the main U.S. stock indices. Any increase in interest rates in other countries, especially the United States, may decrease global liquidity and the interest of investors in the Brazilian capital markets and/or Brazilian issuers, adversely affecting our common shares. Moreover, crises or significant developments in other countries and capital markets may diminish investors’ interest in securities of Brazilian issuers, including our common shares, and their trading price, limiting or preventing our access to capital markets and to funds to finance our future operations at acceptable terms. The financial crisis that originated in the United States in the third quarter of 2008, for example, resulted in the appreciation of the U.S. dollar against the real, the restriction of credit in the domestic market, an increase in unemployment rates, an increase in credit defaults and, consequently, a reduction of consumption in Brazil. Likewise, the political-economic crisis experienced in the country between 2015 and 2016 had a material impact on unemployment rates, reducing the population’s purchasing power and, consequently, general consumption in the country. In addition, uncertainty about the Brazilian government’s policies or regulations, as well as uncertainty arising from the 2022 Presidential election, may contribute to economic instability in Brazil and increase the volatility of securities issued abroad by Brazilian companies, including our securities.

As of the date hereof, the COVID-19 pandemic is still ongoing, and Brazilian authorities may once again impose a lockdown of our on-campus activities for an undefined extended period of time, among other measures, all of which are outside of our control and have materially adversely affect our business and results of operations.

Risks Relating to the Rights Offering

The Subscription Price determined for this Rights Offering is not an indication of our value.

The Subscription Price is equivalent to the price per Common Share to be sold to Crescera pursuant to the Crescera Investment, which was the result of commercial negotiations with Crescera to secure an investment in our Company. The Subscription Price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Common Shares to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of value of us or our Common Shares. The market price of our Common Shares may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our Common Shares before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. After the date of this prospectus supplement, our Common Shares may trade at prices above or below the Subscription Price.

The market price of our Common Shares may decline.

We cannot assure you that the market price of our Common Shares will not either increase or decline before the Subscription Rights expire. The commencement of the Rights Offering may result in a decrease in the trading price of our Common Shares, and this decline may continue after the completion of Rights Offering. Further, if a substantial number of Subscription Rights are exercised or Crescera exercises its Crescera Option, and the holders of the Common Shares received in the Rights Offering choose to sell some or all of the shares, the resulting sales could depress the market price of our Common Shares.

There is no guarantee that by the time the shares are delivered to you, the market price of our Common Shares will be above the Subscription Price for such Common Shares. Further, because the exercise of your Subscription Rights is not revocable and because the rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

There is no guarantee that the Subscription Price will be lower than the market price of our Common Shares at the time that the shares that you receive in the Rights Offering are delivered. Further, because the exercise of your Subscription Rights is not revocable and because the Subscription Rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the Subscription Price at which you are purchasing Common Shares may be above the prevailing market price by the time that the Common Shares are purchased and delivered.

If you exercise your Subscription Rights and the market price of our Common Shares falls below the Subscription Price, then you will have committed to subscribe in the Rights Offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell Common Shares that you received in the Rights Offering at a price equal to or greater than the Subscription Price. Until shares are issued to you in book-entry, or uncertificated, form upon the completion of the Rights Offering, you may not be able to sell the Common Shares that you receive in the Rights Offering. The Subscription Agent will arrange to issue Common Shares that you purchased in the Rights Offering in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering. We will not pay you interest on funds delivered to the Subscription Agent pursuant to the exercise of Subscription Rights.

If you do not exercise your Subscription Rights in full, your percentage ownership and voting rights in Vitru will experience dilution.

If you choose not to exercise your Subscription Rights, you will retain your current number of Common Shares. If other shareholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, or Crescera exercises its Crescera Option, the percentage of our Common Shares owned by these other shareholders will increase relative to your ownership percentage and your voting and other rights in the Company will likewise be diluted.

The Subscription Rights are nontransferable and thus there will be no market for them.

You may not sell, transfer or assign your Subscription Rights to anyone else, unless as required by operation of law. We do not intend to list the Subscription Rights on any securities exchange or any other trading market. Because the Subscription Rights are nontransferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights.

The Subscription Rights that are not exercised prior to the Expiration Date will expire valueless without any compensation.

If you wish to exercise your Subscription Rights, you must do so prior to 5:00 p.m., Eastern Time, on November 17, 2022, the Expiration Date for the Rights Offering, subject to extension. After the Expiration Date, the Subscription Rights will expire valueless without any compensation. We do not intend to list the Subscription Rights on any securities exchange or any other trading market and you may not sell, transfer or assign your Subscription Rights to anyone else, unless as required by operation of law. Because the Subscription Rights are nontransferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights.

You may not be able to resell any Common Shares that you receive pursuant to the exercise of Subscription Rights immediately upon expiration of the Rights Offering or be able to sell your Common Shares at a price equal to or greater than the Subscription Price.

If you exercise Subscription Rights, you may not be able to resell the Common Shares that you receive in the Rights Offering until you, or your custodian bank, broker, dealer or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a shareholder of the shares you received in the Rights Offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, and after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your Common Shares at a price equal to or greater than the Subscription Price.

Because no minimum subscription is required and because we do not have binding commitments from any of our shareholders or any third parties for the entire amount we seek to raise pursuant to the Rights Offering, we cannot assure you of the amount of proceeds that we will receive from the Rights Offering.

No minimum subscription is required for consummation of the Rights Offering. Crescera has the Crescera Option, we do not have a binding commitment from any shareholder(s) or any third party for the amount we seek to raise pursuant to the Rights Offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the Rights Offering. Therefore, if you exercise all or any portion of your Subscription Rights, but other shareholders do not, we may not raise the desired amount of capital in the Rights Offering, the market price of our

Common Shares could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.

Because we may terminate the Rights Offering at any time prior to the closing of the Rights Offering, your participation in the Rights Offering is not assured.

We do not intend, but have the right, to terminate the Rights Offering at any time prior to the closing of the Rights Offering. If we determine to terminate the Rights Offering, we will not have any obligation with respect to the Subscription Rights except to return any money received from subscribing shareholders as soon as practicable, without interest or deduction.

You will need to act promptly and carefully follow the subscription instructions, or your exercise of Subscription Rights may be rejected.

Shareholders who wish to subscribe for Common Shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date, which is currently set to be 5:00 p.m. on November 17, 2022. If you are a beneficial owner of shares, you must act promptly to ensure that your custodian bank, broker, dealer or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights and payment for your Common Shares. We will not be responsible if your custodian bank, broker, dealer or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

By participating in the Rights Offering and executing a Rights Certificate, you are making binding and enforceable representations to the Company.

By signing the Rights Certificate and exercising their Subscription Rights, each shareholder agrees, solely with respect to such shareholder’s exercise of Subscription Rights in the Rights Offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and securities issued pursuant to an exercise of Subscription Rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

The tax treatment of the Rights Offering may be treated as a taxable event to you.

We believe and intend to take the position that the distribution of the Subscription Rights in connection with the Rights Offering generally should not be a taxable event to holders of our Common Shares for U.S. federal income tax purposes. However, this conclusion is not free from doubt, and it is possible that the Internal Revenue Service may take a contrary view and require a U.S. Holder to include in income the fair market value of Subscription Rights on the date of their distribution. If you are a U.S. Person, see “Taxation.” You should consult your tax advisor as to the particular consequences to you of the Rights Offering, especially if you are not a U.S. Person.

We have broad discretion in the use of proceeds of the Rights Offering. Because our management will have broad discretion over the use of the net proceeds from the Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently intend to use the net proceeds from the Rights Offering and the Crescera Investment to repay a portion of the aggregate principal amount outstanding under our Series 1 Debentures due 2024. In addition, we intend to use any remaining net proceeds from the Rights Offering and the Crescera Investment for general corporate purposes. Our board of directors and management will have considerable discretion in the application of the net proceeds from the Rights Offering, and it is possible that we may allocate the proceeds differently than investors in the Rights Offering may desire or that we may fail to maximize the return on these proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

In order to complete this Rights Offering, we will be relying on statements, representations and other information provided to us by third parties.

In order to complete this Rights Offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the Subscription Agent's ability to effectuate the terms and conditions of this Rights Offering as described in this prospectus supplement.

Risks Related to the Crescera Investment

The investment by Crescera in our Common Shares is subject to certain closing conditions which are out of our control, and as a result we cannot assure you that the investment will be completed in a timely manner or at all, and therefore our business and the price of our Common Shares may be adversely affected

The closing of the Crescera Investment is subject to the satisfaction or waiver of certain closing conditions that are outside of our control, including: (i) the receipt of regulatory clearance in Brazil by CADE; (ii)  the absence of prohibitions or enjoinments by any court of competent jurisdiction; (iii) the execution of the Voting and Support Agreement; (iv) the approval by shareholders of amendments to our Memorandum and Articles of Association of the Company to increase the size of the Company’s board of directors to eleven members and to give effect to certain other rights granted to Crescera; (v) the execution of the Amended and Restated Registration Rights Agreement; and (vi) the execution of amendments to the Quota Purchase Agreement, each as further discussed under “Questions and Answers About The Rights Offering—What conditions is the Crescera Investment subject to?” and “Questions and Answers About The Rights Offering—What amendments is the Company proposing to make to its Memorandum and Articles of Association?”

As these conditions are outside of our control, we cannot assure you that the conditions to the completion of the Crescera Investment will be satisfied in a timely manner or at all, which may affect when and whether the Crescera Investment will close. If the Crescera Investment is not completed, the price of our Common Shares could fall to the extent that their current price reflects an assumption that Crescera Investment will be completed. Furthermore, if the Crescera Investment is not completed and/or the Investment Agreement with Crescera is terminated, we may suffer other consequences that could adversely affect our business, results of operations and share price, including the following:

•	we have incurred and will continue to incur costs relating to the Crescera Investment (including legal and other advisory fees) and many of these costs may be payable by us whether or not the Crescera Investment is completed;

•	we may be subject to legal proceedings related to the Crescera Investment; and

•	the failure to consummate the Crescera Investment may result in negative publicity and a negative impression of us in the investment community.

Furthermore, any prolonged delay until the completion of the Crescera Investment could adversely affect our business if we do not have access to the proceeds we expect to receive from the Crescera Investment in a timely manner.

Use of Proceeds

Vinci, Carlyle, SPX and Neuberger have advised us that they will not exercise any Subscription Rights issued to them pursuant to the Rights Offering. As at the date of this Rights Offering, Vinci, Carlyle, SPX and Neuberger collectively hold approximately 58.3% of our outstanding Common Shares.

Although we cannot determine what the actual net proceeds from the sale of our Common Shares in the Rights Offering will be until the Rights Offering is completed, assuming all Subscription Rights are exercised (other than the Subscription Rights issued to Vinci, Carlyle, SPX and Neuberger, who have informed us that they will not exercise any of their Subscription Rights), we estimate that the aggregate net proceeds from the Rights Offering and the Crescera Investment, after deducting estimated offering expenses, will be up to approximately US$87.2 million.

We currently intend to use the net proceeds from the Rights Offering and the Crescera Investment to repay a portion of the aggregate principal amount outstanding under our Series 1 Debentures due 2024. The indenture governing the Series 1 Debentures due 2024 requires our subsidiary Vitru Brazil to repay a portion of the aggregate amount due under the Series 1 Debentures equivalent to 75.0% of the amount raised in an equity offering by the Company. Accordingly, we intend to repay an amount of up to R$351.9 million due under the Series 1 Debentures, equivalent to 75.0% of the up to R$469.2 million expected gross proceeds of the Rights Offering and the Crescera Investment. In addition, we intend to use any remaining net proceeds from the Rights Offering and the Crescera Investment for general corporate purposes.

Description of Share Capital

General

Vitru Limited was incorporated on March 5, 2020, as a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies under incorporation number 360670. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of Companies Act.

Our affairs are governed principally by: (1) our Memorandum and Articles of Association; (2) the Companies Act; and (3) the common law of the Cayman Islands. As provided in our Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

Our Memorandum and Articles of Association authorize the issuance of up to 1,000,000,000 shares of our authorized share capital. As of June 30, 2022, Vitru had 28,573,902 Common Shares issued and outstanding. After June 30, 2022 and before the date of this prospectus supplement, we issued 242,406 Common Shares in connection with our obligations under the UniCesumar Business Combination, and a further 92,433 shares as a result of issuances under our share option plan. As a result, as of the date of this prospectus supplement, Vitru had 28,908,741 Common Shares issued and outstanding.

The following is a summary of the material provisions of our authorized share capital and our Articles of Association. This is not a summary of all the significant provisions of our Articles of Association, of the Companies Act or of the common law of the Cayman Islands and does not purport to be complete. Capitalized terms used but not defined herein have the meanings given to them in our 2021 Annual Report. Our shareholders adopted the Amended and Restated Memorandum and Articles of Association included as Exhibit 1.1 to our 2021 Annual Report.

Proposed Amendments to Our Memorandum and Articles of Association

We intend to call and extraordinary general meeting of shareholders to occur on November 16, 2022, for the purpose of amending and restating our Memorandum and Articles of Association. Pursuant to our Memorandum and Articles of Association, such approval requires a special resolution passed by a majority of at least two-thirds of the shareholders voting in person or by proxy at the meeting. The purpose of the amendments is to give Crescera certain rights, which are substantially similar to the rights granted to Vinci, Carlyle and SPX. The Company, Vinci, Carlyle, SPX and Neuberger have entered into the Voting and Support Agreement, pursuant to which Vinci, Carlyle, SPX and Neuberger have agreed to vote their Common Shares in favor of the proposal.

We have included in our description of the Common Shares in this section certain matters that will be affected if this special resolution is passed. We refer to the Amended and Restated Memorandum and Articles of Association as amended and restated to reflect the proposals in the immediately preceding paragraph as the “Proposed Amended Articles.”

Share Capital

As of June 30, 2022, Vitru’s total authorized share capital was US$50,000, divided into 1,000,000,000 shares par value US$0.00005 each, all of which are undesignated and may be issued by our board of directors as Common Shares of any class or as shares with preferred, deferred or other special rights or restrictions.

Treasury Shares

As of June 30, 2022, Vitru had no shares in treasury.

Issuance of Shares

Except as expressly provided in Vitru’s Articles of Association, the board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company’s capital without the approval of our shareholders (whether forming part of the original or any increase to issued share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. In accordance with its Articles of Association, Vitru shall not issue bearer shares. Vitru’s Articles of Association also provide that the issuance of non-voting shares requires the affirmative vote of a majority of the of then-outstanding Common Shares.

Fiscal Year

Vitru’s fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Corporate Purposes

Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of Companies Act.

Voting Rights

The holders of the Common Shares are entitled to one vote per share.

Vitru’s Articles of Association provide as follows regarding the respective rights of holders of shares:

•	class consents from the holders of shares shall be required for any variation to the rights attached to their respective class of shares, however, the directors may treat any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposal;

•	the rights conferred on holders of shares of any class shall not be deemed to be varied by the creation or issue of further shares of that class; and

•	the rights attaching to shares of any class shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

Preemptive or Similar Rights

The Common Shares are not entitled to preemptive or similar rights.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, Vitru’s board of directors may set a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as a shareholder of Vitru at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to Vitru in respect of the shares that such shareholder holds must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation or company, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per common share.

As a Cayman Islands exempted company, Vitru is not obliged by the Companies Act to call annual general meetings. The Articles of Association provide that the Company will in each year hold a general meeting as its annual general meeting. At any annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors. In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, Vitru may, but is not required to (unless required by the laws of the Cayman Islands), hold other extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in the city of Florianópolis in the state of Santa Catarina, Brazil, but may be held elsewhere if the directors so decide.

The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s Articles of Association. However, these rights may be provided in a company’s Articles of Association. Vitru’s Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than 10 clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

Vitru will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

Holders whose shares are registered in the name of The Depository Trust Company, or DTC, or its nominee, which we expect will be the case for most holders of our Common Shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the Common Shares.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.

A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Act and our Articles of Association.

Pursuant to Vitru’s Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or in his absence the vice-chairman of the board of directors. If the chairman or vice-chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

If Vitru is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between Vitru and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between Vitru and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between Vitru and any person or persons to waive or limit the same, shall apply Vitru’s property in satisfaction of its liabilities pari passu and subject thereto shall distribute the property amongst the shareholders according to their rights and interests in Vitru.

Changes to Capital

Pursuant to the Articles of Association, Vitru may from time to time by ordinary resolution:

•	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid-up shares into stock and reconvert that stock into paid up shares of any denomination;

•	subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Vitru’s shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

In addition, subject to the provisions of the Companies Act and our Articles of Association, Vitru may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase its own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of its own capital.

Transfer of Shares

Subject to any applicable restrictions set forth in the Articles of Association, any shareholder of Vitru may transfer all or any of his or her Common Shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company’s board of directors.

However, Vitru’s board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

•	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to Vitru in respect thereof;

•	the instrument of transfer is lodged with Vitru, accompanied by the certificate (if any) for the Common Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the Common Shares transferred are free of any lien in favor of Vitru; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

The Companies Act and the Articles of Association permit Vitru to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of Vitru, subject to the Companies Act, the Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

We have not adopted a dividend policy with respect to payments of any future dividends by Vitru. Subject to the Companies Act, Vitru’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors (and, for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommend by the board of directors). The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to Vitru. Except as otherwise provided by the rights attached to shares and the Articles of Association of Vitru, all dividends shall be paid in proportion to the number of Common Shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (i) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly, and (ii) where we have shares in issue which are not fully paid up (as to par value) we may pay dividends in proportion to the amounts paid up on each share.

The holders of Common Shares shall be entitled to share equally in any dividends that may be declared in respect of Vitru’s Common Shares from time to time.

See “Item 8A. Consolidated Statements and Other Financial Information—Dividends and Dividend Policy” in our 2021 Annual Report for further information regarding dividend rights.

Appointment, Disqualification and Removal of Directors

Vitru is managed by its board of directors. The Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of four to nine directors, with the number being determined by a majority of the directors then in office with the consent of Vinci and Carlyle SPX, in each case for so long as it enjoys director appointment rights (it being understood that Vinci and Carlyle SPX shall consent to an increase in the size of the board of directors if necessary to accommodate the right of Neuberger to appoint a director). There are no provisions relating to retirement of directors upon reaching any age limit. The Articles of Association also provide that, while Vitru’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Articles of Association also provide that each of Vinci and Carlyle SPX , for so long as it holds not less than 15 per cent of the voting shares in issue, shall be entitled to appoint up to two persons to act as directors, and that each of Vinci and Carlyle SPX , for so long as it holds not less than 5 per cent and not more than 15 per cent of the voting shares in issue, shall be entitled to appoint one person to act as a director. Each of Vinci and Carlyle SPX shall be entitled to remove any of the directors so appointed.

The Articles of Association otherwise provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed to a two year term, unless they resign, are removed or their office is vacated earlier, provided however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

Each director shall be appointed for a two-year term, unless they resign, are removed or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed). Directors are eligible for re-election.

Any vacancies on the board of directors that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting of shareholders.

Additions to the existing board (within the limits set pursuant to the Articles of Association) may be made by ordinary resolution of the shareholders.

For so long as Neuberger holds not less than 5 per cent of the voting shares in issue, Neuberger shall be entitled to appoint an observer to the board of directors and any committee of the board of directors established from time to time. In each case, the observer shall be entitled to attend and speak at all such meetings and receive copies of all board papers as if they were a director but shall not be entitled to vote on any resolutions proposed at a board meeting.

Upon the completion of our initial public offering, the board of directors had put in place an audit committee. See “Item 16A. Audit Committee Financial Expert” in our 2021 Annual Report.

Pursuant to the Proposed Amended Articles, if passed, the size of the board of directors would increase to 11 directors. Furthermore, the Articles of Association would provide that Crescera, for so long as it holds not less than 15 per cent of the voting shares in issue, shall be entitled to appoint up to two persons to act as directors, and for so long as it holds not less than 5 per cent and not more than 15 per cent of the voting shares in issue, shall be entitled to appoint one person to act as a director. Crescera shall be entitled to remove any of the directors so appointed. The Articles of Association shall also provide that, notwithstanding the above director appointment rights, for so long as Crescera holds not less than 5 per cent of the voting shares in issue and does not transfer any of its Common Shares between November 20, 2023 and the date of the annual shareholder meeting of the Company to be held in 2024 (which shareholder meeting shall not be held earlier than May 1, 2024), it shall be entitled to appoint two persons to act as directors. Such additional right will automatically cease to apply after the annual shareholder meeting of the Company to be held in 2024.

Grounds for Removing a Director

A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director, (4) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, are considered to be a breach of the performance of his or her duties and/or obligations, including: (i) the uninterrupted or repeated omission or refusal to perform the duties and/or obligations established in the Articles of Association or by applicable law; and/or (ii) he or she is unable to comply with such duties and/or obligations as a result of an alcohol or drug addiction; (5) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, cause material damages to or adversely affects the financial situation or commercial reputation of the Company; (6) resigns his office by notice to us or (7) has for more than year been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

Proceedings of the Board of Directors

The Articles of Association provide that Vitru’s business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office (subject to there being a minimum of two directors present) provided that such a majority must include at least one director appointed by Carlyle SPX and one director appointed by Vinci, for so long as each of them enjoys director appointment rights under the Articles of Association. If such a quorum is not present within half an hour from the time appointed for a meeting of the board of directors, or if during a meeting such quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or at such time and place as determined by the directors present at such meeting. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed, then the meeting shall proceed. Business at any board meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Pursuant to the Proposed Amended Articles, if passed, the quorum necessary for a meeting of the board of directors would, in addition to the requirements above, require the presence of a director appointed by Crescera.

Subject to the provisions of the Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate.

Subject to the provisions of the Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of Vitru, including, subject to the Companies Act, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Business Opportunities

The Articles of Association also provide that, to the fullest extent permitted by applicable law and except as may be otherwise expressly agreed in writing by Vitru, on the one hand, and Carlyle SPX, Vinci or Neuberger, on the other hand, Vitru, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of Vitru and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, Vitru or any of its subsidiaries or any dealings with customers or clients of Vitru or any of its subsidiaries) that are from time to time presented to Carlyle SPX, Vinci or Neuberger or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Company and its subsidiaries), even if the transaction, matter or opportunity is one that Vitru or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of Carlyle SPX, Vinci nor Neuberger, nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to Vitru or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to Vitru or its subsidiaries, unless, in the case of any such person who is a director or officer of Vitru, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Vitru.

Pursuant to the Proposed Amended Articles, if passed, Crescera would be subject to the same provision above as Carlyle SPX, Vinci and Neuberger.

Inspection of Books and Records

Holders of Vitru shares have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent Vitru’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company’s website or filing such annual reports as we are required to file with the SEC.

The Articles of Association also provide that the Company may provide shareholders (that are incorporated under Brazilian laws and subject to Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) regulations or otherwise) copies of any and all: (i) agreements entered into by the Company with its related parties; (ii) shareholders’ agreements entered into by the Company; and (iii) share option or other securities-based remuneration programs of the Company.

Register of Shareholders

The Common Shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, will be recorded in the shareholders’ register as the holder of our Common Shares.

Under Cayman Islands law, Vitru must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the class and number of shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	whether voting rights attach to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of shareholders of Vitru is prima facie evidence of the matters set out therein (i.e. the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Exempted Company

Vitru is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Vitru is subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in our 2021 Annual Report, Vitru currently intends to continue to comply with the Nasdaq rules in lieu of following home country practice.

Anti-Takeover Provisions in Our Articles of Association

Some provisions of the Articles of Association may discourage, delay or prevent a change in control of Vitru or management that shareholders may consider favorable. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Vitru to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Common Shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Vitru. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Significant Shareholders

So long as our significant shareholders have the ability to determine the outcome of most matters submitted to a vote of shareholders as well as the overall management and direction of Vitru, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. See “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders” in our 2021 Annual Report.

Preferred Shares

Vitru’s board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

Despite the anti-takeover provisions described above, under Cayman Islands law, Vitru’s board of directors may only exercise the rights and powers granted to them under the Articles of Association, for what they believe in good faith to be in the best interests of Vitru.

Protection of Non-Controlling Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of the shares of Vitru in issue, appoint an inspector to examine the Company’s affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that this winding up is just and equitable.

Notwithstanding the U.S. securities laws and regulations that are applicable to Vitru, general corporate claims against Vitru by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by Vitru’s Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against Vitru, or derivative actions in Vitru’s name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control Vitru, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Registration Rights and Restricted Shares

We have entered into the Original Registration Rights Agreement with Vinci, Carlyle, SPX and Neuberger. Our shareholders or entities controlled by them or their permitted transferees are able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC. See “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions—Registration Rights Agreement” in our 2021 Annual Report.

Furthermore, we intend to enter into an Amended and Restated Registration Rights Agreement with Vinci, Carlyle, SPX, Neuberger and Crescera, pursuant to which Crescera shall become a party to the Original Registration Rights Agreement and be entitled to certain rights similar to the rights granted to Vinci and Carlyle SPX under the Original Registration Rights Agreement.

Capitalization

The following table describes our cash and cash equivalents and capitalization as of June 30, 2022 as follows:

•	on an actual basis,

•	on an as adjusted basis to give effect to the Rights Offering and the Crescera Investment; and

•	on an as further adjusted basis to give effect to the Rights Offering, the Crescera Investment and the repayment of a portion of the aggregate amount due under our Series 1 Debentures due 2024 we intend to undertake with the proceeds of the Rights Offering and the Crescera Investment.

You should read this table in conjunction with the section entitled “Use of Proceeds” in this prospectus supplement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 6-K for the six months ended June 30, 2022, each of which is incorporated by reference herein. No adjustments have been made to reflect normal course operations by us or other developments with our business after June 30, 2022. As a result, the adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. Amounts have been rounded to the nearest thousand for presentation purposes and as a result total amounts may not represent arithmetical sums of components. The adjusted information provided below assumes 5,590,534 Common Shares are issued pursuant to the Rights Offering and the Crescera Investment and reflects the gross proceeds therefrom.

	As of June 30, 2022
	Vitru, actual		Vitru, as adjusted(2)		Vitru, as further adjusted(3)
	(in US$)(1)	(in R$)	(US$)(1)	(in R$)	(in US$)(1)	(in R$)
	(in millions)
Non-current accounts payable from acquisition of subsidiaries	160.6	841.3	—	—	160.6	841.3
Non-current lease liabilities (4)	64.8	339.5	—	—	64.8	339.5
Non-current loans and financing	370.2	1,939.2	(67.2)	(351.9)	303.0	1,587.3
Long-term debt(5)	595.6	3,120.0	(67.2)	(351.9)	528.5	2,768.1
Total equity	324.6	1,700.5	89.6	469.2	414.2	2,169.7
Total capitalization(6)	920.3	4,820.5	22.4	117.3	942.7	4,937.8

(1)	For convenience purposes only, amounts in reais as of June 30, 2022 have been translated to U.S. dollars using an exchange rate of R$5.2380 to US$1.00, the commercial purchase rate for U.S. dollars as of June 30, 2022 as reported by the Brazilian Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate. See “Exchange Rates” for further information about recent fluctuations in exchange rates.

(2)	As adjusted to give effect to the Rights Offering and the Crescera Investment.

(3)	As further adjusted to give effect to the Rights Offering, the Crescera Investment and the repayment of a portion of the aggregate amount due under our Series 1 Debentures due 2024 we intend to undertake with the proceeds of the Rights Offering and the Crescera Investment. The indenture governing the Series 1 Debentures due 2024 requires our subsidiary Vitru Brazil to repay a portion of the aggregate amount due under the Series 1 Debentures equivalent to 75.0% of the amount raised in an equity offering by the Company. Accordingly, we intend to repay an amount of up to R$351.9 million due under the Series 1 Debentures, equivalent to 75.0% of the up to R$469.2 million expected gross proceeds of the Rights Offering and the Crescera Investment.

(4)	Non-current lease liabilities consist of liabilities from right-of-use assets related to buildings used as offices and hubs, excluding current portion.

(5)	Long-term debt consists of non-current accounts payable from acquisition of subsidiaries, non-current lease liabilities and non-current loans and financing.

(6)	Total capitalization consists of long-term debt, excluding current portion, and total equity.

Other than as set forth above, there have been no material changes to our capitalization since June 30, 2022.

TIMETABLE FOR THE RIGHTS OFFERING

Please take note of the following important dates and times in connection with the Rights Offering. We reserve the right to extend any of these dates.

Date	Calendar Date	Event
Record Date	5:00pm, Eastern Time, October 21, 2022	One Subscription Right will be distributed for each six Common Shares owned on the Record Date.
Distribution Date	October 24, 2022	Commencement of the Rights Offering.
Expiration Date	5:00pm, Eastern time, November 17, 2022	The deadline by which the Subscription Agent must receive the documents and payment of the Subscription Price relating to your exercise of the Subscription Rights.
Settlement Date	As soon as practicable after the completion of the Rights Offering.	The date on which the Common Shares will be issued pursuant to the exercise of Subscription Rights.

The Rights Offering

Subscription Rights

We will distribute to each holder of our Common Shares who is a record holder of our Common Shares on the Record Date, which is October 21, 2022, at no charge, one nontransferable Subscription Right for every six Common Shares owned. The Subscription Rights will be evidenced by nontransferable Rights Certificates. Each Subscription Right will entitle the holder to purchase one Common Shares at the Subscription Price per whole Common Share, which shall be paid in cash, upon timely delivery of the required documents and payment of the Subscription Price. If holders wish to exercise their Subscription Rights, they must do so prior to 5:00 p.m., Eastern Time, on November 17, 2022, the Expiration Date for the Rights Offering, subject to extension. After the Expiration Date, the Subscription Rights will expire and will have no value. See below “—Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise all (or any) of your Subscription Rights. We will issue to the record holders who purchase Common Shares in the Rights Offering the shares in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering.

Subscription Price

The Subscription Price will be US$16.02 per Common Share. Subscribers must fund their subscriptions pursuant to the Subscription Right at the Subscription Price.

The Subscription Price is equivalent to the price per Common Share to be sold to Crescera pursuant to the Crescera Investment, which was the result of commercial negotiations with Crescera to secure an investment in our Company. The Subscription Price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our Common Shares to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of value of us or our Common Shares. The market price of our Common Shares may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our Common Shares before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your Subscription Rights at any time prior to 5:00 p.m., Eastern Time, on November 17, 2022, the Expiration Date for the Rights Offering. If you do not exercise your Subscription Rights before the Expiration Date of the Rights Offering, your Subscription Rights will expire and will have no value. We will not be required to sell Common Shares to you if the Subscription Agent receives your Rights Certificate or payment, after the Expiration Date, regardless of when you sent the Rights Certificate and payment.

We may, in our sole discretion, extend the time for exercising the Subscription Rights. We may extend the Expiration Date at any time after the Record Date. If the commencement of the Rights Offering is delayed for a period of time, the Expiration Date of the Rights Offering may be similarly extended. We will extend the duration of the Rights Offering as required by applicable law, and may choose to extend the duration of the Rights Offering for any reason. We may extend the Expiration Date of the Rights Offering by giving written notice to the Subscription Agent before the scheduled Expiration Date. If we elect to extend the Expiration Date of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date.

We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those persons who exercised their Subscription Rights as soon as practicable.

Calculation of Subscription Rights Exercised; Missing or Incomplete Subscription Information

If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of whole Common Shares that may be exercised with the aggregate Subscription Price payment you delivered to the

Subscription Agent. Any excess subscription payments received by the Subscription Agent will be returned by the Subscription Agent to you, without interest or penalty, as soon as practicable after the Expiration Date of the Rights Offering. The Subscription Agent will return any excess payments in the form in which it was made.

No Fractional Shares

We will not issue fractional Subscription Rights or Common Shares in the Rights Offering. Holders will only be issued a whole number of Subscription Rights and will only be entitled to purchase a whole number of Common Shares, in each case rounded down to the nearest whole number of Subscription Rights or Common Shares a holder would otherwise be entitled to purchase. The excess amount paid for any fractional Common Shares will be returned to you as soon as practicable, in the form in which it was made. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Method of Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. Your Subscription Rights will not be considered exercised unless the Subscription Agent receives from you, your custodian bank, broker, dealer or nominee, as the case may be, all of the required documents properly completed and executed and your full Subscription Price payment in cash, as provided herein, prior to the Expiration Date of the Rights Offering, which is currently set to be 5:00 p.m., Eastern Time, on November 17, 2022. Holders may exercise their Subscription Rights as follows:

Subscription by Registered Holders

Holders who are registered holders of our Common Shares as of the Record Date may exercise their Subscription Rights by properly completing and executing the Rights Certificate together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the Subscription Price for each common share for which they subscribe, to the Subscription Agent at the address set forth under the subsection titled “—Delivery of Subscription Materials and Payment,” before the Expiration Date.

Subscription by DTC Participants

Banks, trust companies, securities dealers and brokers (each, a “Nominee”) that hold Common Shares on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise such beneficial owner’s Subscription Rights through DTC on the same basis as if the beneficial owners were shareholders on the Record Date. Such Nominee may exercise the Subscription Rights on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of Subscription Rights exercised by the beneficial owner on whose behalf such Nominee is acting, and (2) instructing DTC to charge the Nominee’s applicable DTC account for the subscription payment for the new Common Shares to facilitate the delivery of the full subscription payment to the Subscription Agent. DTC must receive the subscription instructions and payment for the new Common Shares no later than the Expiration Date.

Subscription by Beneficial Owners

Holders who are beneficial owners of Common Shares as of the Record Date and whose shares are registered in the name of a custodian bank, broker, dealer or other nominee, or would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their custodian bank, broker, dealer or other nominee or institution to exercise their rights and deliver all documents and payment, on their behalf, prior to the Expiration Date. A holder’s Subscription Rights will not be considered exercised unless the Subscription Agent receives from such rights holder or the rights holder’s custodian bank, broker, dealer, or other nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.

Method of Payment

You must timely pay the full subscription amount, in U.S. currency, for the full number of Common Shares at the Subscription Price you wish to acquire pursuant to the exercise of your Subscription Rights by delivering:

•	a wire transfer of immediately available funds to accounts maintained by the Subscription Agent; or

•	a certified check drawn against a U.S. bank payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent”.

Rights Certificates received after the Expiration Date of the Rights Offering will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest or deduction. The Subscription Agent will not accept uncertified personal checks, bank drafts or cashier’s checks as a means of payment.

The Subscription Agent will be deemed to receive payment upon:

•	receipt of collected funds wired in the Subscription Agent’s account; or

•	receipt by the Subscription Agent of any certified check drawn upon a U.S. bank.

Instructions for Completing Your Rights Certificate

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the Subscription Agent.

The method of delivery of Rights Certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Subscription Rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the subscription period.

Unless a Rights Certificate provides that the Common Shares are to be delivered to the record holder of such Subscription Rights or such certificate is submitted for the account of a bank or a broker, signatures on such Rights Certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934 (an “Eligible Institution”), subject to any standards and procedures adopted by the Subscription Agent. See “—Medallion Guarantee May Be Required.”

Medallion Guarantee May Be Required

If you completed any part of the Rights Certificate to provide that the Common Shares purchased pursuant to your exercise of Subscription Rights were to be (x) issued in a name other than that of the registered holder, or (y) issued to an address other than that shown on the front of the Rights Certificate, your signature on each Rights Certificate must be guaranteed by an Eligible Institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP subject to standards and procedures adopted by the Subscription Agent.

Subscription Agent and Information Agent

The Subscription Agent for this Rights Offering is American Stock Transfer & Trust Company, LLC. We will pay all fees and expenses of AST related to the Rights Offering and have also agreed to indemnify AST from certain liabilities that it may incur in connection with the Rights Offering. AST can be contacted at the following address and telephone number:

American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department
Telephone: (877) 248-6417 or (718) 921-8317

Fax: 718-765-8758

The Information Agent for this Rights Offering is D. F. King & Co., Inc. We will pay all fees and expenses of D.F. King & Co, Inc. related to the Rights Offering and have also agreed to indemnify D.F. King & Co, Inc. from certain liabilities that it may incur in connection with the Rights Offering. D.F. King & Co, Inc. can be contacted at the following address, telephone number and email:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Toll Free: +1 866-796-1290
Email: vitru@dfking.com

Delivery of Subscription Materials and Payment

You should deliver your Rights Certificate and payment of the Subscription Price, as provided herein, or, if applicable, nominee holder certifications, to the Subscription Agent by mail, hand or overnight courier to:

American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department

Fax: 718-765-8758

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for Common Shares or for additional copies of this prospectus supplement to the Information Agent.

Funding Arrangements; Return of Funds

American Stock Transfer & Trust Company, LLC, the Subscription Agent, will hold funds received in payment for Common Shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is withdrawn or terminated. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned to subscribers, without interest or penalty, as soon as practicable.

Guaranteed Delivery

There is no guaranteed delivery period in connection with this Rights Offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on November 17, 2022, unless we decide to extend the Rights Offering Expiration Date until some later time or terminate the Rights Offering earlier.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities who holds Common Shares for the account of others as of the Record Date, you should notify the respective beneficial owners of such the Rights Offering as soon as possible to find out their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owners with respect to their Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate Rights Certificates and submit them to the Subscription Agent with the proper payment. If you hold Common Shares for the account(s) of more than one beneficial owner, you may exercise the number of Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Shares on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus supplement. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of Common Shares or will receive Subscription Rights through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. If you hold Common Shares directly under your name in stock certificate(s) or in book-entry, or uncertificated, form, but would prefer to have your custodian bank, broker, dealer or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights and payment for your shares.

To indicate your decision with respect to your Subscription Rights, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form” substantially in the form accompanying this prospectus supplement. You should receive the “Beneficial Owners Election Form” from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. If you wish to obtain a separate Rights Certificate, you should contact the nominee as soon as possible and request that a separate Rights Certificate be issued to you. You should contact your custodian bank, broker, dealer or other nominee if you do not receive this form but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive this form from your custodian bank, broker, dealer or nominee or if you receive it without sufficient time to respond.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your Subscription Rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your Subscription Rights because of any defect or irregularity. We will not accept any exercise of Subscription Rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the Rights Offering will be final and binding. Neither we, nor the Subscription Agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of Rights Certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of Subscription Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. We will also not accept the exercise of your Subscription Rights if our sale of Common Shares to you could be deemed unlawful under applicable law.

No Revocation or Change

Once you submit the Rights Certificate to exercise any Subscription Rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional Common Shares at the Subscription Price.

Non-Transferability of the Rights

The Subscription Rights granted to you are nontransferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your Subscription Rights as required by operation of law; for example, a transfer of Subscription Rights to the estate of the recipient upon the death of the recipient would be permitted. If the Subscription Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the Expiration Date.

Issuance of Common Shares

All Common Shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your Common Shares in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any securities you may have elected to purchase by exercise of your Subscription Rights in order to comply with state securities laws.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the Subscription Agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the Rights Offering, only when a properly completed and duly executed Rights Certificate and any other required documents and payment of the full subscription amount have been received by the Subscription Agent and any defects or irregularities therein waived by us. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Rights of Subscribers

You will have no rights as a holder of the Common Shares you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the Common Shares purchased in the Rights Offering. You will have no right to revoke your subscriptions after you deliver your completed Rights Certificate, subscription payment, as provided herein, and any other required documents to the Subscription Agent.

No Board of Directors Recommendation

An investment in our Common Shares must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section entitled “Risk Factors” of this prospectus supplement. Our board of directors are not making any recommendation regarding whether you should exercise your subscription rights.

Rights Agreement

The Subscription Rights are not being issued pursuant to a rights agreement entered into with an agent, such as a bank or trust company.

No Exercise of Rights by Major Shareholders

No investors have informed us that they intend to exercise their Subscription Rights. In addition, Vinci, Carlyle, SPX and Neuberger (that collectively hold approximately 58.3% of our outstanding Common Shares) have advised us that they will not exercise any Subscription Rights issued to them pursuant to the Rights Offering. See “Use of Proceeds.”

Crescera Option

If Subscription Rights remain unexercised after the expiration of the Rights Offering, Crescera may exercise the Crescera Option to acquire such Common Shares that would have been issued of those Subscription Rights were exercised, as further described elsewhere in this prospectus supplement.

Common Shares Outstanding After the Rights Offering

The number of Common Shares that will be outstanding after the Rights Offering will depend on the number of Common Shares that are purchased in the Rights Offering. Assuming no additional Common Shares are issued by us prior to consummation of the Rights Offering and assuming the maximum number of offered Common Shares are sold in the Rights Offering, we will issue approximately 4,818,123 Common Shares. In that case, we will have approximately 33,726,864 Common Shares outstanding after the Rights Offering. This would represent an increase of approximately 16.67% in the number of outstanding Common Shares.

Fees and Expenses

Neither we, nor the Subscription Agent, will charge a brokerage commission or a fee to shareholders for exercising their Subscription Rights. However, if you exercise your Subscription Rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your Subscription Rights or requests for additional copies of this document or any document mentioned herein, you should contact the Information Agent at the address and telephone number set forth above under “—Subscription Agent and Information Agent.”

Other Matters

Investors should note that the offer, sale, exercise or acceptance of, or the subscription for, any of the securities described in this prospectus supplement to or by persons located or resident in jurisdictions other than the United States may be restricted or prohibited by the laws of the relevant jurisdiction. No Subscription Rights will be delivered to investors in any jurisdiction in which it would be illegal to do so, or where doing so would trigger any prospectus, registration, filing or approval requirement or otherwise violate the securities laws of such jurisdictions or be prohibited. We reserve absolute discretion in determining whether any holder of Common Shares located or resident outside of the United States may participate in the Rights Offering. Each person who exercises, accepts, subscribes for or purchases any of the securities described in this prospectus supplement must do so in accordance with the restrictions set forth in this prospectus supplement.

Furthermore, we may delay the commencement of the Rights Offering in those states or other jurisdictions in which it is unlawful to do so, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state and foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your Subscription Rights in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights you will not be eligible to participate in the Rights Offering.

Taxation

The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the receipt, exercise and expiration of the Subscription Rights and the ownership and disposition of our Common Shares acquired upon exercise of the Subscription Rights. This summary does not purport to be a complete analysis of all the potential tax considerations relating to the Subscription Rights, is not applicable to all categories of investors, some of which may be subject to special rules, and does not address all of the Cayman Islands and U.S. federal income tax considerations applicable to any particular holder. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder, each as of the date hereof, which are subject to change.

Prospective purchasers of our Common Shares should consult their own tax advisors about the particular Cayman Islands and U.S. federal, state, local and other tax consequences to them of the acquisition, ownership and disposition of our Common Shares.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax of the receipt, exercise and expiration of the Subscription Rights and the ownership and disposition of our Common Shares acquired upon exercise of the Subscription Rights of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Receipt, exercise and expiration of the Subscription Rights and the ownership and disposition of our Common Shares acquired upon exercise of the Subscription Rights will not be subject to taxation in the Cayman Islands and no withholding will be required nor will gains derived from the receipt, exercise and expiration of the Subscription Rights and the ownership and disposition of our Common Shares acquired upon exercise of the Subscription Rights be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the Subscription Rights. An instrument of transfer in respect of the Common Shares is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Subscription Rights of Common Shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law
(As Revised)
Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law the following undertaking is hereby given to Vitru Limited (the “Company”):

a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of 20 years from the 9th day of March 2020.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of material U.S. federal income tax consequences to the U.S. Holders described below of acquiring, owning and disposing of our Common Shares, and acquiring, owning, exercising and disposing of our Subscription Rights (collectively, with the Common Shares, the “Securities”). It does not describe all tax considerations that may be relevant to a particular person’s decision to hold, exercise (in the case of Subscription Rights) or dispose of the Securities. This discussion applies only to a U.S. Holder that holds its Securities as capital assets for U.S. federal income tax purposes. This discussion only addresses Subscription Rights received in the Rights Offering and Common Shares received on the exercise of a Subscription Right. In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of Section 1411 of the Internal Revenue Code of 1986, as amended (the “Code”), known as the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or traders in securities electing the mark-to-market method of tax accounting with respect to their securities holdings;

•	persons holding the Securities as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the Securities;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	“individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own ten percent or more of our shares, by vote or value; or

•	persons holding their Securities in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning Securities and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of owning, exercising (in the case of Subscription Rights) and disposing of the Securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a person who, for U.S. federal income tax purposes, is a beneficial owner of the Securities that is eligible for benefits of the Treaty and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address the effects of any state, local, territorial or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, exercising (in the case of Subscription Rights) and disposing of our Securities in their particular circumstances.

Except as described below, this discussion assumes that we are not, and will not become, a passive foreign investment company (a “PFIC”) for any taxable year.

Taxation of Subscription Rights

Receipt of Subscription Rights in the Rights Offering

A U.S. Holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to the U.S. Holder’s existing Common Shares (“Existing Shares”) for U.S. federal income tax purposes. The remainder of this disclosure assumes such treatment. However, this conclusion is not free from doubt, and it is possible that the Internal Revenue Service (the “IRS”) may take a contrary view and require a U.S. Holder to include in income the fair market value of Subscription Rights on the date of their distribution.

Assuming the treatment described above is respected, if the fair market value of the Subscription Rights received by a U.S. Holder is less than 15% of the fair market value of the Existing Shares with respect to which the Subscription Rights were distributed (as determined on the date of distribution), the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless a U.S. Holder affirmatively elects to allocate basis in proportion to the relative fair market values of its Existing Shares and the Subscription Rights received (as determined on the date of distribution). This election, which is irrevocable, must be made on the tax return for the taxable year in which the Subscription Rights are received, and will apply to all Subscription Rights received by the U.S. Holder pursuant to the Rights Offering. If on the date of distribution, the fair market value of the Subscription Rights received by a U.S. Holder is 15% or greater than the fair market value of the Existing Shares with respect to which the Subscription Rights were distributed, then the basis in such U.S. Holder’s Existing Shares must be allocated between its Existing Shares and the Subscription Rights in proportion to their fair market values (as determined on the date of distribution). Notwithstanding the foregoing, the Subscription Rights will only be allocated a basis greater than zero if they are exercised or disposed of, and no basis will be allocated to any Subscription Rights that expire unexercised.

A U.S. Holder’s holding period in the Subscription Rights will include the holding period of the Existing Shares with respect to which such Subscription Rights were distributed.

Exercise of Subscription Rights

A U.S. Holder will not realize gain or loss on the exercise of a Subscription Right. A U.S. Holder that receives Common Shares by exercising its Subscription Rights will have a tax basis in the Common Shares so acquired equal to the amount paid to exercise such Subscription Rights, plus such U.S. Holder’s basis in the Subscription Rights so exercised, if any. A U.S. Holder’s holding period in such Common Shares generally will begin with and include the date the Subscription Rights are exercised.

Sale or Other Taxable Disposition of Subscription Rights

If a U.S. Holder sells or otherwise disposes of its Subscription Rights, the U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the U.S. Holder realizes and its tax basis in its Subscription Rights, if any, determined in U.S. dollars. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Subscription Rights are deemed held for more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to taxation at reduced rates. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Subscription Rights that Expire Unexercised

If the Subscription Rights were obtained by a U.S. Holder in the rights offering but expire unexercised, the U.S. Holder will not realize gain or loss. In addition, the tax basis of the U.S. Holder’s corresponding Existing Shares will be the same as they were prior to the receipt of the Subscription Rights pursuant to the rights offering.

U.S. Holders should consult their own tax advisers with respect to the U.S. federal income tax treatment of any losses realized when their Subscription Rights expire, including the deductibility of such losses.

Taxation of Common Shares

Taxation of Distributions

Distributions paid on Common Shares, other than certain pro rata distributions of Common Shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at the favorable tax rate applicable to “qualified dividend income.” U.S. Holders should consult their tax advisers regarding the availability of the favorable tax rate on dividends in their particular circumstances.

The amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

Taxation of Sales or Other Taxable Dispositions of Common Shares

For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of Common Shares generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder had a holding period in the Common Shares of more than one year. The amount of the gain or loss will equal the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in the Common Shares disposed of, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to taxation at reduced rates. See “—Taxation of Subscription Rights—Exercise of Subscription Rights” above, for purposes of calculating a U.S. Holder’s tax basis in the Common Shares acquired pursuant to an exercise of Subscription Rights.

This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to U.S. Holders owning equity interests in a PFIC. In general, we will be a PFIC for any taxable year in which, after applying certain look-through rules, (i) at least 75% of our gross income is passive income or (ii) at least 50% of the value (generally, determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person).

We believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ending December 31, 2021, and we do not expect to become a PFIC for our current taxable year or in the foreseeable future. However, our PFIC status for any taxable year is an annual determination that depends on the composition of our income and assets and the market value of our assets, which may change from time to time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any year during which a U.S. Holder holds Common Shares (or Subscription Rights that are subsequently exercised and pursuant to which the U.S. Holder receives Common Shares), we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds such Common Shares, even if we cease to meet the threshold requirements for PFIC status. Additionally, under proposed Treasury regulations that have a retroactive effective date, the Subscription Rights would be treated under the PFIC rules in a manner generally similar to the treatment of the Common Shares, and this discussion assumes the Subscription Rights are treated accordingly.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Securities, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of such Securities will be allocated ratably over the U.S. Holder’s holding period for such Securities. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Further, to the extent that any distributions received by a U.S. Holder on the Common Shares exceed 125% of the average of the annual distributions on such Common Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, such distributions will be subject to taxation in the same manner. If we were a PFIC, certain elections (such as a mark-to-market election) may be available that would result in alternative tax consequences of owning and disposing of the Common Shares, but the mark-to-market election is currently not available with respect to Subscription Rights.

In addition, if we are a PFIC or, with respect to a particular U.S. Holder, are treated as a PFIC for the taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rate discussed above with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If a U.S. Holder owns Common Shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports on an IRS Form 8621 (or any successor form) with respect to such Common Shares, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers concerning the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals or specified entities may be required to report information on their U.S. federal income tax returns relating to their ownership of the Securities, subject to certain exceptions (including an exception for Securities held in a financial account, in which case the account may be reportable if maintained by a non-U.S. financial institution).

U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Securities.

Plan of Distribution

On October 24, 2022, we are distributing Rights Certificates and copies of this prospectus supplement to those persons who were holders of our Common Shares on October 21, 2022, the Record Date for the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of Subscription Rights in the Rights Offering and, except as described below, no commissions, fees or discounts will be paid in connection with the Rights Offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation and will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.

Delivery of Subscription Rights

As soon as practicable after the Record Date for the Rights Offering, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus supplement to individuals who owned Common Shares on 5:00 p.m., Eastern Time, on October 21, 2022. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent, American Stock Transfer & Trust Company, LLC, at the following address. If sent by mail, we recommend that you send documents and payments by overnight courier or registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to the Company.

American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department

Fax: 718-765-8758

Pursuant to the Investment Agreement entered into by the Company and Crescera in relation to the Crescera Investment, if any Subscription Rights issued to Minority Shareholders (defined below) remain unexercised after the expiration of the Rights Offering, Crescera has been granted the option, but not the obligation, to acquire from the Company a number of Common Shares, at the Subscription Price, all or a portion of the Common Shares that would have been issued pursuant to those Subscription Rights up to a maximum amount in U.S. dollars equivalent to R$100 million less the total amount subscribed in the Rights Offering by Minority Shareholders (the “Crescera Option”). For the purposes of the Crescera Option, “Minority Shareholders” means all of the holders of Common Shares on the Record Date other than Vinci, Carlyle, SPX and Neuberger.

No investors have informed us that they intend to exercise their Subscription Rights. In addition, Vinci, Carlyle, SPX and Neuberger (that collectively hold approximately 58.3% of our outstanding Common Shares) have advised us that they will not exercise any Subscription Rights issued to them pursuant to the Rights Offering. See “Use of Proceeds.”

We have not entered into any agreements regarding stabilization activities with respect to our securities. If you have any questions, you should contact the Information Agent, D. F. King & Co., Inc., either toll free at +1 866-796-1290, by email at vitru@dfking.com, or by mail at:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

We have agreed to pay American Stock Transfer & Trust Company, LLC and D.F. King & Co, Inc. customary fees and expenses related to the Rights Offering and have also agreed to indemnify such entities from liabilities that they may incur in connection with the Rights Offering.

Other

Other than as described herein, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Common Shares.

Legal Matters

We are being represented by Davis Polk & Wardwell LLP with respect to the validity of the Subscription Rights and certain legal matters of United States federal securities and New York state law. The validity of Common Shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP.

Experts

The consolidated financial statements of Vitru Limited as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated herein by reference to Vitru Limited’s Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated herein by reference to Vitru Limited’s report on Form 6-K furnished to the SEC on April 6, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Common Shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Vitru that it filed pursuant to the rules. Those filings are also available to the public on, or accessible through, our website at https://investors.vitru.com.br. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement and the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3, dated October 25, 2021 and effective as of November 2, 2021, under the Securities Act of 1933, as amended, or the “Securities Act.” This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus supplement. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete this offerings using this prospectus supplement:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 30, 2022, and any amendments thereto, including without limitation the amendment made on April 19, 2022 (the “2021 Annual Report”);

•	Our current report on Form 6-K furnished to the SEC on October 24, 2022, containing (i) the unaudited interim financial statements of UniCesumar as of and for the six months ended June 30, 2022; (ii) certain additional information regarding our results of operations; (iii) certain additional information regarding the business and results of operations of UniCesumar and (iv) our unaudited pro forma condensed income statement for the six months ended June 30, 2022 and for the year ended December 31, 2021 giving effect to the UniCesumar Business Combination (the “October Form 6-K”);

•	Item 1 of our current report on Form 6-K furnished to the SEC on April 6, 2022, containing the audited financial statements of UniCesumar as of and for the years ended December 31, 2021 and 2020, and the notes thereto (the “April Form 6-K” and, together with the October Form 6-K, the “Financial and Other Information Form 6-Ks”);

•	Our current report on Form 6-K furnished to the SEC on October 24, 2022, containing (i) an announcement of the commencement of this Rights Offering; (ii) a Form of Instructions as to Use of Nontransferable Subscription Rights Certificate; (iii) a Form of Letter to Stockholders who are Record Holders; (iv) a Form of Letter to Brokers and Other Nominee Holders; (v) a Form of Letter to Clients of Brokers and Other Nominee Holders; (vi) a Form of Nominee Holder Certification; and (vii) a Form of Beneficial Owner Election Form (the “Rights Offering Materials 6-K”); and

•	With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus supplement.

We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus supplement and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement or previously incorporated by reference into this prospectus supplement. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Vitru Limited
Rodovia José Carlos Daux, 5500, Torre Jurerê A,
2nd floor, Saco Grande, Florianópolis, State of Santa Catarina,

88032-005, Brazil

+55 (47) 3281-9500

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Vitru Limited
(incorporated in the Cayman Islands)

U.S.$400,000,000
Common Shares, Debt Securities, Warrants, Rights and Units offered by the Company and

23,538,503 Common Shares offered by the Selling Shareholders

Vitru Limited, or Vitru, may offer, from time to time, common shares, U.S.$0.00005 par value per share, senior debt securities, subordinated debt securities, warrants, rights to purchase any of our common shares or any of the other securities offered pursuant to this registration statement, or units, separately or together in any combination, in one or more offerings up to U.S.$400,000,000. Our common shares are listed on the Nasdaq Global Select Market under the symbol “VTRU.” The closing price of our common shares, as reported on the Nasdaq Global Select Market on October 22, 2021 was U.S.$14.20.

In addition, from time to time, any selling shareholders named in a prospectus supplement, or the selling shareholders, may offer and sell, from time to time, up to 23,538,503 common shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of common shares by the selling shareholders.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Investing in these securities involves certain risks.
See “Risk Factors” section beginning on page 2.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is October 25, 2021

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, any of the securities identified in this prospectus may be offered together or separately in one or more series, if any. We may offer and sell any combination of the securities identified in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Vitru” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Vitru Limited, together with its subsidiaries. The common shares and the other securities that may be offered using this prospectus are referred to collectively herein as the securities.

Special Note on Forward-Looking Statements

This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•	the impact of the 2019 novel coronavirus, or COVID-19, outbreak on general economic and business conditions in Brazil and globally and any restrictive measures imposed by governmental authorities in response to the outbreak;

•	our ability to implement, in a timely and efficient manner, any measure necessary to respond to, or reduce the impacts of the COVID-19 outbreak on our business, operations, cash flow, prospects, liquidity and financial condition;

•	our ability to efficiently predict and react to temporary or long-lasting changes in consumer behavior resulting from the COVID-19 outbreak, including after the outbreak has been sufficiently controlled;

•	the downgrading of Brazil’s investment ratings;

•	general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

•	our ability to implement our business strategy;

•	our ability to adapt to technological changes in the educational sector;

•	the availability of government authorizations on terms and conditions and within periods acceptable to us;

•	our ability to continue attracting and retaining new students;

•	our ability to maintain the academic quality of our programs;

•	our ability to maintain the relationships with our hub partners;

•	our ability to collect tuition fees;

•	our ability to grow our business;

•	the availability of qualified personnel and the ability to retain such personnel;

•	changes in the financial condition of the students enrolling in our schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our schools;

•	our capitalization and level of indebtedness;

•	the interests of our controlling shareholders, funds and accounts advised by The Carlyle Group, or Carlyle, funds and accounts advised by Vinci Partners, or Vinci Partners, and funds and accounts advised by Neuberger Berman, or the NB Funds, or, collectively, the “Controlling Shareholders”;

•	changes in government regulations applicable to the education industry in Brazil;

•	government interventions in education industry programs, that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to educational institutions;

•	a decline in the number of students enrolled in our programs or the amount of tuition we can charge;

•	our ability to compete and conduct our business in the future;

•	the success of operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and our competitors;

•	changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

•	changes in labor, distribution and other operating costs;

•	our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Risk Factors.”

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

The Company

We are a Cayman Islands exempted company incorporated with limited liability on March 5, 2020.

Our mission is to democratize access to education in Brazil through a digital ecosystem and empower every student to create their own success story.

Postsecondary education students in Brazil have been facing several challenges, including (1) high tuition fees with few to no financing alternatives; (2) long commutes; (3) lack of access to continuously available resources for studying; (4) teachers, tutors and materials which fail to engage students; and (5) poor support and student experience.

We believe that the future of postsecondary education consists of a combination of quality, engagement, flexibility, affordability, technology and innovation. We believe that by incorporating all these elements into our value proposition, we not only provide an unparalleled hybrid learning experience for our students in their academic journey, but also help them to increase their professional opportunities, which translates into higher employability levels and wages.

Our registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

Our principal executive offices are located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil. Our legal name is Vitru Limited and our commercial name is “Vitru” or “Uniasselvi.” Our telephone number at our principal executive offices is +55 (47) 3281-9500. Our principal website is www.vitru.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors

Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our 2020 Annual Report (as defined herein), which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Enforceability of Civil Liabilities

Cayman Islands

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services.

Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Substantially all of our assets are located outside the United States, in Brazil. In addition, all of the members of our board of directors and our officers are nationals or residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY, 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of an offering of securities.

Brazil

We have been advised by Lefosse Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or STJ. That recognition will only be available, pursuant to Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil, Law No. 13,105, of March 16, 2015, as amended), if the U.S. judgment:

•	complies with all formalities necessary for its enforcement under the laws of the U.S. court;

•	is issued by a competent court or authority in the jurisdiction where it was awarded, after proper service of process is made on the parties, which service must be in accordance with Brazilian law if made in Brazil; or

after sufficient evidence of absence (revelia) has been given, as requested under the laws of the United States;

•	is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

•	is final and, therefore, not subject to appeal (res judicata) in the United States;

•	creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

•	is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the Hague Convention. If such decision emanates from a country that is not a signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate;

•	is accompanied by a sworn translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	is not contrary to Brazilian national sovereignty, good morals, or public policy and does not violate the dignity of the human person, as set forth in Brazilian law.

The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

We believe original actions may be brought in connection with the offering of securities hereunder predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of money according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). This is so except in the case of: (1) claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), or enforcement of foreign judgments that have been duly recognized by the Superior Court of Justice; (2) counterclaims as established; and (3) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory.

If proceedings are brought in Brazilian courts seeking to enforce our obligations with respect to our common shares, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our common shares would be expressed in reais. Under Brazilian exchange control laws, an obligation in Brazil to pay amounts denominated in a currency other than the real may only be satisfied in Brazilian currency, usually at the exchange rate, as determined by the Central Bank, in effect on the date the judgment is obtained, and such amounts are then usually adjusted to reflect exchange rate variations and monetary restatement through the effective payment date. The then prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the common shares. See “Risk Factors.”

We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Capitalization

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

Selling Shareholders

The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 23,538,503 common shares held by them. All of these common shares were either acquired before our initial public offering, or IPO, in September 2020 or afterwards prior to the date hereof by our directors and certain members of our management pursuant to our existing share option long-term incentive program.

The selling shareholders are expected to consist of significant shareholders or our directors and certain members of our management.

Information about the selling shareholders, where applicable, including their identities, the amount of common shares owned by each selling shareholder prior to the offering, the number of common shares to be offered by each selling shareholder and the amount of common shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling shareholders may not sell any common shares pursuant to this prospectus until we have identified such selling shareholders and the common shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common shares pursuant to any available exemption from the registration requirements of the Securities Act.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of common shares to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement.

Description of Share Capital

General

Vitru Limited was incorporated on March 5, 2020, as a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies under incorporation number 360670. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Cayman Islands’ Companies Act (As Revised), or the “Companies Act”.

Our affairs are governed principally by: (1) our amended and restated memorandum and articles of association adopted on September 2, 2020, or our “Memorandum and Articles of Association”; (2) the Companies Act; and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our Memorandum and Articles of Association authorize the issuance of up to 1,000,000,000 shares of our authorized share capital. As of the date of this prospectus, we had 23,538,503 common shares of our authorized share capital issued, fully paid and outstanding.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “VTRU.”

The following is a summary of the material provisions of our authorized share capital and our Articles of Association.

Share Capital

The Memorandum and Articles of Association authorize common shares, which are entitled to one vote per share.

As of the date of this prospectus, Vitru’s total authorized share capital was U.S.$50,000, divided into 1,000,000,000 shares par value U.S.$0.00005 each, all of which are undesignated and may be issued by our board of directors as common shares of any class or as shares with preferred, deferred or other special rights or restrictions.

As of the date of this prospectus, Vitru had a total issued and outstanding share capital of U.S.$1,176.92 divided into 23,538,503 common shares par value U.S.$0.00005 each.

Treasury Shares

As of the date of this prospectus, Vitru had no shares in treasury.

Issuance of Shares

Except as expressly provided in Vitru’s Articles of Association, the board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company’s capital without the approval of our shareholders (whether forming part of the original or any increase to issued share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. In accordance with its Articles of Association, Vitru shall not issue bearer shares. Vitru’s Articles of Association also provide that the issuance of non-voting shares requires the affirmative vote of a majority of the of then-outstanding common shares.

Fiscal Year

Vitru’s fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Voting Rights

The holders of the common shares are entitled to one vote per share.

Vitru’s Articles of Association provide as follows regarding the respective rights of holders of shares:

•	class consents from the holders of shares shall be required for any variation to the rights attached to their respective class of shares, however, the directors may treat any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposal;

•	the rights conferred on holders of shares of any class shall not be deemed to be varied by the creation or issue of further shares of that class; and

•	the rights attaching to shares of any class shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

Preemptive or Similar Rights

Holders of our common shares are not entitled to preemptive or similar rights.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, Vitru’s board of directors may set a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as a shareholder of Vitru at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to Vitru in respect of the shares that such shareholder holds must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation or company, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per common share.

As a Cayman Islands exempted company, Vitru is not obliged by the Companies Act to call annual general meetings. The Articles of Association provide that the Company will in each year hold a general meeting as its annual general meeting. At any annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors. In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, Vitru may, but is not required to (unless required by the laws of the Cayman Islands), hold other extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in the city of Florianópolis in the State of Santa Catarina, Brazil, but may be held elsewhere if the directors so decide.

The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s Articles of Association. However, these rights may be provided in a company’s Articles of Association. Vitru’s Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

Vitru will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

Holders whose shares are registered in the name of The Depository Trust Company, or DTC, or its nominee, which we expect will be the case for all holders of common shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the common shares.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.

A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Act and our Articles of Association.

Pursuant to Vitru’s Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or in his absence the vice-chairman of the board of directors. If the chairman or vice-chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

If Vitru is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between Vitru and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between Vitru and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between Vitru and any person or persons to waive or limit the same, shall apply Vitru’s property in satisfaction of its liabilities pari passu and subject thereto shall distribute the property amongst the shareholders according to their rights and interests in Vitru.

Changes to Capital

Pursuant to the Articles of Association, Vitru may from time to time by ordinary resolution:

•	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid-up shares into stock and reconvert that stock into paid up shares of any denomination;

•	subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Vitru’s shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

In addition, subject to the provisions of the Companies Act and our Articles of Association, Vitru may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase its own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of its own capital.

Transfer of Shares

Subject to any applicable restrictions set forth in the Articles of Association, any shareholder of Vitru may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company’s board of directors.

However, Vitru’s board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

•	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to Vitru in respect thereof;

•	the instrument of transfer is lodged with Vitru, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the common shares transferred are free of any lien in favor of Vitru; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

The Companies Act and the Articles of Association permit Vitru to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of Vitru, subject to the Companies Act, the Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

We have not adopted a dividend policy with respect to payments of any future dividends by Vitru. Subject to the Companies Act, Vitru’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors (and, for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommend by the board of directors). The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to Vitru. Except as otherwise provided by the rights attached to shares and the Articles of Association of Vitru, all dividends shall be paid in proportion to the number of common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (i) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly, and (ii) where we have shares in issue which are not fully paid up (as to par value) we may pay dividends in proportion to the amounts paid up on each share.

The holders of common shares shall be entitled to share equally in any dividends that may be declared in respect of Vitru’s common shares from time to time.

Appointment, Disqualification and Removal of Directors

Vitru is managed by its board of directors. The Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of four to nine directors, with the number being determined by a majority of the directors then in office with the consent of The Carlyle Group; and Vinci Partners, in each case for so long as it enjoys director appointment rights (it being understood that The Carlyle Group and Vinci Partners shall consent to an increase in the size of the board of directors if necessary to accommodate the right of the NB Funds to appoint a director). There are no provisions relating to retirement of directors upon reaching any age limit. The Articles of Association also provide that, while Vitru’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Articles of Association also provide that each of The Carlyle Group and Vinci Partners, for so long as it holds not less than 15 per cent of the voting shares in issue, shall be entitled to appoint up to two persons to act as directors, and that each of The Carlyle Group and Vinci Partners, for so long as it holds not less than 5 per cent and not more than 15 per cent of the voting shares in issue, shall be entitled to appoint one person to act as a director. Each of The Carlyle Group and Vinci Partners shall be entitled to remove any of the directors so appointed.

The Articles of Association otherwise provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed to a two year term, unless they resign, are removed or their office is vacated earlier, provided however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

Each director shall be appointed for a two-year term, unless they resign, are removed or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed). Directors are eligible for re-election.

Any vacancies on the board of directors that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting of shareholders.

Additions to the existing board (within the limits set pursuant to the Articles of Association) may be made by ordinary resolution of the shareholders.

For so long as the NB Funds hold not less than 5 per cent of the voting shares in issue, the NB Funds shall be entitled to appoint an observer to the board of directors and any committee of the board of directors established from time to time. In each case, the observer shall be entitled to attend and speak at all such meetings and receive copies of all board papers as if they were a director but shall not be entitled to vote on any resolutions proposed at a board meeting.

Upon the completion of our initial public offering, the board of directors had in place an audit committee.

Grounds for Removing a Director

A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director, (4) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, are considered to be a breach of the performance of his or her duties and/or obligations, including: (i) the uninterrupted or repeated omission or refusal to perform the duties and/or obligations established in the Articles of Association or by applicable law; and/or (ii) he or she is unable to comply with such duties and/or obligations as a result of an alcohol or drug addiction; (5) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, cause material damages to or adversely affects the financial situation or commercial reputation of the Company; (6) resigns his office by notice to us or (7) has for more than year been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

Proceedings of the Board of Directors

The Articles of Association provide that Vitru’s business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office (subject to there being a minimum of two directors present) provided that such a majority must include at least one director appointed by The Carlyle Group and one director appointed by Vinci Partners, for so long as each of them enjoys director appointment rights under the Articles of Association. If such a quorum is not present within half an hour from the time appointed for a board meeting, or if during a meeting such quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or at such time and place as determined by the directors present at such meeting. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed, then the meeting shall proceed. Business at any board meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of the Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate.

Subject to the provisions of the Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of Vitru, including, subject to the Companies Act, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Business Opportunities

The Articles of Association also provide that, to the fullest extent permitted by applicable law and except as may be otherwise expressly agreed in writing by Vitru, on the one hand, and The Carlyle Group, Vinci Partners or the NB Funds, on the other hand, Vitru, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of Vitru and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, Vitru or any of its subsidiaries or any dealings with customers or clients of Vitru or any of its subsidiaries) that are from time to time presented to The Carlyle Group, Vinci Partners or the NB Funds or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Company and its subsidiaries), even if the transaction, matter or opportunity is one that Vitru or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of The Carlyle Group, Vinci Partners nor the NB Funds, nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to Vitru or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to Vitru or its subsidiaries, unless, in the case of any such person who is a director or officer of Vitru, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Vitru.

Inspection of Books and Records

Holders of Vitru shares have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent Vitru’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company’s website or filing such annual reports as we are required to file with the SEC.

The Articles of Association also provide that the Company may provide shareholders (that are incorporated under Brazilian laws and subject to Brazilian Exchange Commission regulations or otherwise) copies of any and all: (i) agreements entered into by the Company with its related parties; (ii) shareholders’ agreements entered into by the Company; and (iii) stock option or other securities-based remuneration programs of the Company.

Register of Shareholders

The common shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, is recorded in the shareholders’ register as the holder of our common shares.

Under Cayman Islands law, Vitru must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the class and number of shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	whether voting rights attach to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of shareholders of Vitru is prima facie evidence of the matters set out therein (i.e. the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Exempted Company

Vitru is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Cayman Islands Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Vitru is subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, Vitru currently intends to continue to comply with the Nasdaq rules in lieu of following home country practice.

Anti-Takeover Provisions in Our Articles of Association

Some provisions of the Articles of Association may discourage, delay or prevent a change in control of Vitru or management that shareholders may consider favorable. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Vitru to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Vitru. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Controlling Shareholders

So long as the Controlling Shareholders have the ability to determine the outcome of most matters submitted to a vote of shareholders as well as the overall management and direction of Vitru, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors.

Preferred Shares

Vitru’s board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

Despite the anti-takeover provisions described above, under Cayman Islands law, Vitru’s board of directors may only exercise the rights and powers granted to them under the Articles of Association, for what they believe in good faith to be in the best interests of Vitru.

Protection of Non-Controlling Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of the shares of Vitru in issue, appoint an inspector to examine the Company’s affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that this winding up is just and equitable.

Notwithstanding the U.S. securities laws and regulations that are applicable to Vitru, general corporate claims against Vitru by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by Vitru’s Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against Vitru, or derivative actions in Vitru’s name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control Vitru, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Registration Rights and Restricted Shares

Although no shareholders of Vitru have formal registration rights, they or entities controlled by them or their permitted transferees will, subject to restrictions on transfer of their shares pursuant to the lock-up agreements entered into with the underwriters of our initial public offering, be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC.

Principal Differences between Cayman Islands and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to Vitru and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Cayman Islands Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies, in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	Vitru is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90.0% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be if effected duly authorized by more than the number of votes which have actually been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Corporate Governance

Cayman Islands law restricts transactions between a company and its directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors’ duties of care and skill and fiduciary duties to the companies which they serve. Under Vitru’s Articles of Association, a director must disclose the nature and extent of his interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, the interested director may vote in respect of any transaction or arrangement in which he or she is interested. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the directors present at the meeting.

Subject to the foregoing and our Articles of Association, our directors may exercise all the powers of Vitru to vote compensation to themselves or any member of their body in the absence of an independent quorum. We currently have no intention to establish a Compensation Committee.

As a foreign private issuer, we are permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, subject to certain requirements. We currently rely, and will continue to rely, on the foreign private issuer exemption with respect to the following rules:

•	Nasdaq Rule 5605(b), which requires that independent directors comprise a majority of a company’s board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors.

•	Nasdaq Rule 5605(e)(1), which requires that a company have a nominations committee comprised solely of “independent directors” as defined by Nasdaq. As allowed by the laws of the Cayman Islands, we do not have a nominations committee nor do we have any current intention to establish one.

•	Nasdaq Rule 5605(d) & (e), which require that compensation for our executive officers and selection of our director nominees be determined by a majority of independent directors. As allowed by the laws of the Cayman Islands, we do not have a nomination and corporate governance committee or remuneration committee nor do we have any current intention to establish either.

•	Nasdaq Rule 5635(d), which requires that a listed issuer obtain stockholder approval prior to issuing or selling securities (or securities convertible into or exercisable for common stock) that equal 20% or more of the issuer’s outstanding common stock or voting power prior to such issuance or sale. Pursuant to the laws of the Cayman Islands and our Articles of Association, we are not required to obtain any such approval.

Borrowing Powers

Vitru’s directors may exercise all the powers of Vitru to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of Vitru or of any third-party. Such powers may be varied by a special resolution of shareholders (requiring a two-thirds majority vote).

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Vitru’s Articles of Association provide that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any losses suffered as a result of all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning Vitru or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Vitru’s directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors and officers owe the following fiduciary duties: (1) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (2) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (3) directors should not properly fetter the exercise of future discretion; (4) duty to exercise powers fairly as between different sections of shareholders; (5) duty to exercise independent judgment; and (6) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. With respect to the duty of directors to avoid conflicts of interest, Vitru’s Articles of Association vary from the applicable provisions of Cayman Islands law mentioned above by providing that a director must disclose the nature and extent of his or her interest in any transaction or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he or she actually possesses.

A general notice may be given to the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or (2) he or she is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to Vitru’s Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws.

A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s Articles of Association. Vitru’s Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, Vitru’s Articles of Association do not provide for cumulative voting. As a result, the shareholders of Vitru are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Transaction with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, Vitru cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owe duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act, Vitru may be dissolved, liquidated or wound up by a special resolution of shareholders (requiring a two-thirds majority vote). Vitru’s Articles of Association also give its board of directors authority to petition the Cayman Islands Court to wind up Vitru.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Vitru’s Articles of Association, if the share capital is divided into more than one class of shares, the rights attached to any class may only be varied with the written consent of the holders of two-thirds of the shares of that class or the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Also, except with respect to share capital (as described above), alterations to Vitru’s Articles of Association may only be made by special resolution of shareholders (requiring a two-thirds majority vote).

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, Vitru’s Articles of Association generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of shareholders (requiring a two-thirds majority vote).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by Vitru’s Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Vitru’s shares. In addition, there are no provisions in the Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Taxation

Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Description of Debt Securities

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	subject to applicable law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Description of Debt Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Rights

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each shareholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and, where applicable, the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units that include senior or subordinated debt securities, common shares, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

Plan of Distribution

We and any selling shareholders may sell the securities offered by this prospectus:

•	through or to underwriters;

•	through or to dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of these methods.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the public offering price of the securities;

•	any discounts or concessions allowed or re-allowed; and

•	confirm any exchange on which the securities will be listed, if any.

Underwriters

If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we or any selling shareholders may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Handling of Mail

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisers or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

Certain Anti-Money Laundering Matters

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Data Protection – Privacy Notice

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Act (As Revised), 2017 or the “DPA,” which came into effect in the Cayman Islands on 30 September 2019. This privacy notice puts investors in the Company on notice that through your investment into Vitru you may provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to the Company.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

Individual Rights in Respect of Personal Data

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils the Company’s obligation in this respect.

Individuals have rights under the DPA in certain circumstances. These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that the Company cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.vitru.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus.

Legal Matters

We are being represented by Davis Polk & Wardwell LLP with respect to the validity of the debt securities, warrants, rights and units, and certain legal matters of United States federal securities and New York State law. Certain legal matters of United States federal securities and New York State law in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of common shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP and for the underwriters by a law firm named in the applicable prospectus supplement. Certain other matters of Brazil law will be passed upon for us by Lefosse Advogados and for the underwriters by a law firm named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Vitru Limited as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 incorporated herein by reference to Vitru Limited’s Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated herein by reference to Vitru Limited’s report on Form 6-K furnished to the SEC on October 22, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our common shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Vitru that it filed pursuant to the rules and regulations of the SEC.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	our most recent annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 29, 2021 (our “2020 Annual Report”);

•	exhibit 99.2 to our report on Form 6-K furnished to the SEC on August 25, 2021, containing our unaudited interim condensed consolidated financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021;

•	our report on Form 6-K furnished to the SEC on October 22, 2021, relating to (i) the unaudited condensed interim financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, and the notes thereto, (ii) the audited financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. as of and for the years ended December 31, 2020 and 2019, and the notes thereto, and (iii) our unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 and the notes thereto; and

•	with respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Vitru Limited
Rodovia José Carlos Daux, 5500, Torre Jurerê A,
2nd floor, Saco Grande, Florianópolis, State of Santa Catarina,

Brazil

88032-005
+55 (11) 3047-2699

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Vitru Limited

Subscription Rights to Purchase Up to 4,818,123 Common Shares
at US$16.02 per Common Share

Prospectus Supplement

October 24, 2022